UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10/A

AMENDMENT NO. 5

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

CHINA VITUP HEALTH CARE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or jurisdiction of incorporation or organization)	45-0552679 (I.R.S. Employer Identification No.)

108-1 Nashan Road

Zhongshan District

Dalian, P.R.C.

(Address of principal executive offices)

Issuers telephone number 86-411-8265-3668

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class None	Name of each exchange on which registered None

Securities to be registered pursuant to Section 12(g) of the Act.

500,000,000 shares of common stock, $.0001 par value
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Larger accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ X ]

Table of Contents

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

3

EXPLANATORY NOTE

4

ITEM 1. BUSINESS

4

ITEM 1A. RISK FACTORS

19

ITEM 2. FINANCIAL INFORMATION

27

ITEM 3. PROPERTIES

39

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

40

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

42

ITEM 6. EXECUTIVE COMPENSATION

46

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

48

ITEM 8.  LEGAL PROCEEDINGS

53

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.  53

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

55

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

57

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

58

ITEM 13.  FINANACIAL STATEMENTS AND SUPPLEMENTARY DATA

59

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT

59

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

59

SIGNATURES

61

-ii-

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

THIS REGISTRATION STATEMENT ON FORM 10/A CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, PRINCIPALLY IN THE SECTIONS ENTITLED “DESCRIPTION OF BUSINESS,” “RISK FACTORS,” AND “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.” ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT CONTAINED IN THIS FORM 10/A, INCLUDING STATEMENTS REGARDING FUTURE EVENTS, OUR FUTURE FINANCIAL PERFORMANCE, BUSINESS STRATEGY AND PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. WE HAVE ATTEMPTED TO IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY INCLUDING “ANTICIPATES,” “BELIEVES,” “CAN,” “CONTINUE,” “COULD,” “ESTIMATES,” “EXPECTS,” “INTENDS,” “MAY,” “PLANS,” “POTENTIAL,” “PREDICTS,” “SHOULD” OR “WILL” OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY. ALTHOUGH WE DO NOT MAKE FORWARD-LOOKING STATEMENTS UNLESS WE BELIEVE WE HAVE A REASONABLE BASIS FOR DOING SO, WE CANNOT GUARANTEE THEIR ACCURACY. THESE STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS OUTLINED UNDER “RISK FACTORS” OR ELSEWHERE IN THIS FORM 10/A, WHICH MAY CAUSE OUR OR OUR INDUSTRY’S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. MOREOVER, WE OPERATE IN A VERY COMPETITIVE AND RAPIDLY CHANGING ENVIRONMENT. NEW RISKS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR US TO PREDICT ALL RISK FACTORS, NOR CAN WE ADDRESS THE IMPACT OF ALL FACTORS ON OUR BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.

YOU SHOULD NOT PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENT, EACH OF WHICH APPLIES ONLY AS OF THE DATE OF THIS FORM 10/A. BEFORE YOU INVEST IN OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THE OCCURRENCE OF THE EVENTS DESCRIBED IN THE SECTION ENTITLED “RISK FACTORS” AND ELSEWHERE IN THIS FORM 10/A COULD NEGATIVELY AFFECT OUR BUSINESS, OPERATING RESULTS, FINANCIAL CONDITION AND STOCK PRICE. EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE PUBLICLY ANY OF THE FORWARD-LOOKING STATEMENTS AFTER THE DATE OF THIS FORM 10/A TO CONFORM OUR STATEMENTS TO ACTUAL RESULTS OR CHANGED EXPECTATIONS.

EXPLANATORY NOTE

China Vitup Health Care Holdings, Inc. a Nevada corporation is filing this Amendment No. 5 on Form 10/A (this "Amendment") to its Amendment No. 4 on Form 10/A which it filed on August 31 , 2009.  The information in this Amendment amends and supplants the information contained in China Vitup Health Care Holdings, Inc.’s Amendment No. 4 on Form 10/A.

ITEM 1. BUSINESS

China Vitup Health Care Holdings, Inc., a Nevada corporation (hereinafter “China Vitup Nevada” or the “Registrant"), is a holding company which, through its wholly-owned subsidiaries and operating affiliates, is engaged in the business of providing healthcare services to customers in China.  Presently, the Registrant has an affiliate relationship with a single medical clinic which is a 24,200 square foot facility located in Dalian, China, through which it offers integrated healthcare services designed specifically to fit the needs of the Chinese population.  At the clinic in Dalian, the Registrant’s operating affiliate both monitors the health of its patients through regularly scheduled check-ups, and works to diagnose its patients’ different ailments and establish appropriate treatment procedures for such ailments.  Since the facility in Dalian is primarily a preventative care facility, patients who require medical treatment which is more than preventative in nature are referred to hospitals and other health facilities.

Currently, the majority of medical care services throughout the People’s Republic of China (the “PRC”) are provided by government sponsored medical institutions and organizations which are often times overcrowded, under staffed, and under supplied and which are designed to offer preventative care.  There are a limited number of private institutions providing medical care to PRC citizens, particularly citizens within the middle class.  The Registrant’s goal is to modernize the current healthcare industry in China by providing Chinese citizens with individualized healthcare services and preventative care tailored specifically to their needs at private medical facilities throughout China.  Due to the overcrowding and a high patient to doctor ratio that exists within the state sponsored medical facilities throughout China, the Registrant believes that the rapidly increasing middle class of China is interested in seeking viable alternatives to state sponsored medical facilities.  The Registrant aims to provide these individuals with an alternative to state sponsored medical facilities in the form of highly modern and upscale medical facilities where the Registrant’s clients can go to have their health monitored on a regular basis.

PRC laws restrict foreign ownership of medical clinics and hospitals located in China.  As a result, the Registrant does not directly carry on any business operations.  To comply with PRC laws, the Registrant operates through a corporate structure consisting of subsidiaries, variable interest entities (“VIE”), and contractual arrangements.  A VIE is a term used by the U.S. Financial Accounting Standards Board to describe a legal business structure whose financial support comes from another corporation which exerts control over the VIE.  As noted above, all of the Registrant’s business operations are structured around subsidiaries, VIEs and contractual agreements.  Through these contractual agreements the Registrant is able to exert effective control over its PRC operating affiliates and receive all of the economic benefits derived from the business operations of its PRC operating affiliates.  In accordance with the specific contractual agreements, which are discussed below, the consolidated financial statements of the Registrant include all assets and liabilities and all revenues and expenses of our affiliate medical clinic located in Dalian, China.  The following diagram, which is discussed in detail below, illustrates the Registrant’s corporate structure and the contractual arrangements that allow the Registrant to exert effective control over its PRC operating affiliates and receive all of the economic benefits derived from the business operations of its PRC operating affiliates.

China Vitup Health Care Holdings, Inc.
(Nevada)
100%
China Vitup Healthcare Holdings, Inc.
(BVI)
Outside China
100%
Inside China
Dalian Vitup Management Holdings Co. Ltd.
(PRC)
(1) -(4)
Shubin Wang
Feng Gu
Shubin Wang
(5)
51%
49%
(6)
100%
Dalian Vitup Healthcare Management Co., Ltd.
(PRC)
Dalian Vitup Clinic
(1) Loan Agreement
(2) Share Pledge Contract
(3) Exclusive Option Agreement
(4) Proxy Agreement
(5) Consulting Agreement
(6) Dalian Zhongshan Vitup Clinic Property Rights and Interests Shift Contract

* Information regarding the Officers and Directors of each entity listed above can be found in Item 5, below.

Business Development & Corporate Structure

Company

The Registrant was incorporated under the laws of Canada as Second Bavarian Mining Consulting Services, Inc. (“Second Bavarian”) on February 24, 2003.  On August 10, 2004, Second Bavarian amended and restated its Articles of Incorporation to change its name to Tubac Holdings, Inc. (“Tubac”) and to change its domicile to the State of Wyoming.  On September 15, 2006, Tubac formed a wholly-owned subsidiary in Nevada called China Vitup Health Care Holdings, Inc.  On October 2, 2006, through the completion of a merger with its wholly-owned subsidiary, China Vitup Nevada, Tubac changed its domicile to the State of Nevada and changed its name to China Vitup Health Care Holdings, Inc.  As a result of the merger, each share of Tubac was exchanged for one share of China Vitup Nevada; Tubac ceased to exist as a separate entity and China Vitup Nevada continued as the surviving company.

Wholly-Owned Subsidiaries

China Vitup Healthcare Holdings, Inc.

On November 15, 2006 the Registrant completed the closing under an Agreement for Share Exchange with China Vitup Healthcare Holdings, Inc., (“China Vitup BVI”) a British Virgin Islands corporation, and the shareholders (the “Shareholders”) of China Vitup BVI.  Under the terms of the Agreement for Share Exchange, the Registrant issued a total of 13,460,202 shares of its common stock in exchange for 50,000 shares of China Vitup BVI, representing 100% of the issued and outstanding common stock of China Vitup BVI (the “Share Exchange”). Upon completion of the Share Exchange, China Vitup BVI became a wholly owned subsidiary of the Registrant.   China Vitup BVI is a holding company that was established on June 29, 2006 to facilitate the operation of our affiliate medical clinic located in Dalian, China.

Dalian Vitup Management Holdings Co., Ltd.

As a holding company, China Vitup BVI owns 100% of the capital stock of Dalian Vitup Management Holdings Co., Ltd., (“Dalian Vitup Management”) a wholly owned foreign enterprise formed under the laws of the PRC on August 30, 2006.  Dalian Vitup Management is a holding company which was established for the purposes of facilitating the Registrant’s business operations in the PRC.

Due to PRC laws governing foreign ownership and investment in medical clinics in the PRC, Dalian Vitup Management does not directly own the entities in China through which the Registrant’s business operations are conducted.  Instead, Dalian Vitup Management controls those entities and their business operations through a series of exclusive contractual agreements which are more fully described below.  The contractual agreements are with the following variable interest entities and individuals: i) Dalian Vitup Healthcare Management Co., Ltd., (“Dalian Vitup Healthcare”) a limited liability company formed under the laws of the PRC on March 4, 2004; ii) Dalian Zhongshan Vitup Clinic (“Dalian Vitup Clinic”), a business which was registered as a sole-proprietorship under the laws of the PRC on January 10, 2006; and iii) Shubin Wang and Feng Gu, the sole shareholders of Dalian Vitup Healthcare.

Variable Interest Entities

Dalian Vitup Healthcare

Dalian Vitup Healthcare is a limited liability company that was formed under the laws of the PRC on March 4, 2004 with a registered capital of Renminbi Yuan (“RMB”) 8,000,000 (approximately US $970,756) provided by ShuBin Wang, one of our directors and our majority shareholder.  On March 6, 2004 Dalian Vitup Healthcare began providing medical services to Chinese citizens on an annual basis.  On September 1, 2006, Dalian Vitup Healthcare entered into the contractual agreements, all of which are discussed below, which established it as an operating affiliate of Dalian Vitup Management.

Dalian Vitup Clinic

The Dalian Vitup Clinic is a sole proprietorship that was registered under the laws of the PRC on January 10, 2006 with a registered capital of RMB 100,000 (approximately US $12,134), by ShuBin Wang, one of our directors and our majority shareholder; Shubin Wang is the sole proprietor and owner of the Dalian Vitup Clinic. In anticipation of becoming an affiliated entity with a publicly reporting company with the Securities and Exchange Commission, on or around April 1, 2006, Shubin Wang entered into a Shift Contract (the “Shift Contract”), discussed below, with Dalian Vitup Healthcare; the Shift Contract is one of the control agreements established to create our corporate structure.  On September 1, 2006, Shubin Wang, as the sole proprietor of the Dalian Vitup Clinic entered into various other contractual agreements, which, together with the Shift Contract, made the Dalian Vitup Clinic an operating affiliate of Dalian Vitup Management. The Shift Contract, and the other contractual agreements are discussed below.

Contractual Agreements

As noted above, the Registrant does not directly carry on any business operations due to PRC laws and does not have a direct ownership interest in Dalian Vitup Healthcare or the Dalian Vitup Clinic through which business operations are conducted.  However, through a series of contractual arrangements entered into by its wholly-owned subsidiary, the Registrant is able to: i) exert effective control over its PRC operating affiliates; ii) receive all the economic benefits derived from the business operations of its PRC operating affiliates, which in turn flow to the Registrant; and iii) have an exclusive option to purchase all or part of the equity interests in Dalian Vitup Healthcare.

The specific contractual agreements that allow the Registrant to exert effective control over its operating affiliates and receive all the economic benefits of the business activities of Dalian Vitup Healthcare and the Dalian Vitup Clinic are as follows: 1) a Loan Agreement; 2) a Share Pledge Contract; 3) an Exclusive Option Contract; 4) a Proxy Agreement; 5) an Amended Consulting Agreement; and 6) a Shift Contract (collectively referred to as the “Control Agreements”).  The following is a summary of the Control Agreements:

Loan Agreement

On September 1, 2006 ShuBinWang and Feng Gu entered into the Loan Agreement (“Loan Agreement”) with Dalian Vitup Management for the purpose of implementing the Registrant’s VIE structure.

Pursuant to the terms of the Loan Agreement:

•

Dalian Vitup Management loaned ShuBin Wang and Feng Gu RMB 8,000,000 (approximately US $970,756).

•

The loan is a non-interest bearing loan that is payable at will by ShuBin Wang and Feng Gu; the term payable at will means the loan does not have a maturity date; The loan is currently outstanding.

•

The term of the Loan Agreement is from the disbursement date of the loan to the date of full repayment of the loan.  Because the loan is payable at will by ShuBin Wang and Feng Gu, the Loan Agreement does not have a specific termination date.

•

Notwithstanding the foregoing, Dalian Vitup Management may demand full payment on the loan if any of the following events occur: i) ShuBin Wang or Feng Gu are fired or dismissed from Dalian Vitup Management or any of Dalian Vitup Management’s affiliates; ii) either ShuBin Wang or Feng Gu die or become incapacitated; iii) either ShuBin Wang or Feng Gu engage in or are involved in criminal conduct; iv) any third party files a claim against ShuBin Wang or Feng Gu in excess of RMB 100,000 (approximately US $13,215); or v) Dalian Vitup Management chooses to exercise its right to purchase the shares of Dalian Vitup Healthcare pursuant to its rights under the Exclusive Option Contract, which is more fully described below.  Aside from the foregoing, there are no events that would provide Dalian Vitup Management with the authority to demand immediate full repayment of the loan.

•

The loan is secured by ShuBin Wang and Feng Gu’s shares of stock in Dalian Vitup Healthcare through the Share Pledge Contract discussed below.

•

ShuBin Wang and Feng Gu may not, without the prior written consent of Dalian Vitup Management, sell, transfer, mortgage, pledge, dispose of by any other means or place any other secured rights on its shares and interests in Dalian Vitup Health Care.

•

Upon the full repayment of the balance of the loan, ShuBin Wang and Feng Gu are required to transfer 100% of their shares of stock in Dalian Vitup Healthcare, amounting to 100% of the capital stock of Dalian Vitup Healthcare, to Dalian Vitup Management, or a party designated by Dalian Vitup Management, in accordance with the laws of the PRC.

Share Pledge Contract

The Share Pledge Contract, dated September 1, 2006, is by and among Dalian Vitup Management, ShuBin Wang, Feng Gu, and Dalian Vitup Healthcare. Pursuant to the terms of the Share Pledge Contract:

•

ShuBin Wang and Feng Gu have pledged all of their equity interest in Dalian Vitup Healthcare, which amounts to 100% of Dalian Vitup Healthcare, to Dalian Vitup Management to secure their obligations under the relevant contractual control agreements, including but not limited to, their repayment obligations under the Loan Agreement.

•

ShuBin Wang and Feng Gu have each agreed not to transfer, sell, pledge or otherwise dispose of or create any encumbrance on their equity interest in Dalian Vitup Healthcare without the consent of Dalian Vitup Management.

•

The Share Pledge Contract terminates upon ShuBin Wang and Feng Gu’s fulfillment of their respective obligations under the Loan Agreement. However, as noted above, pursuant to the terms of the Loan Agreement, upon the full repayment of the balance of the loan, ShuBin Wang and Feng Gu are required to transfer 100% of their shares of stock in Dalian Vitup Healthcare, amounting to 100% of the capital stock of Dalian Vitup Healthcare, to Dalian Vitup Management, or a party designated by Dalian Vitup Management, in accordance with the laws of the PRC.

Exclusive Option Contract

The Exclusive Option Contract, dated September 1, 2006, is by and among Dalian Vitup Management, ShuBin Wang, Feng Gu, and Dalian Vitup Healthcare. Pursuant to the terms of the Exclusive Option Contract:

•

Dalian Vitup Management may, in its sole and absolute discretion, elect to purchase 100% of the stock owned by ShuBin Wang and Feng Gu in Dalian Vitup Healthcare, which amounts to 100% of the capital stock of Dalian Vitup Healthcare.

•

The Exclusive Option Contract provides that the price at which Dalian Vitup Management can purchase all of ShuBin Wang’s and Feng Gu’s interest in Dalian Vitup Healthcare shall be equal to the actual capital contributions that ShuBin Wang and Feng Gu paid for the option shares.  The aggregate capital contributions that ShuBin Wang and Feng Gu have paid for the option shares is US $1,000,000; therefore, the price at which Dalian Vitup Management can purchase all of Mr. Wang’s and Ms. Gu’s interest is US$1,000,000.  There are no current PRC laws in effect that would require any type of appraisal to determine the stock price of the option shares; however, in the event that PRC law were to require an appraisal to determine the stock price of the option shares, the parties agree that the purchase price shall be the lowest price allowed under the applicable laws.

•

Neither ShuBin Wang, Feng Gu, nor Dalian Vitup Healthcare may enter into any transaction that could materially affect Dalian Vitup Healthcare’s assets, liabilities, equity or operations without the prior written consent of Dalian Vitup Management.

•

Neither ShuBin Wang, Feng Gu, nor Dalian Vitup Healthcare will distribute any dividends without the prior written consent of Dalian Vitup Management.

•

Dalian Vitup Management, and/or its designee, has an exclusive option to purchase all of ShuBin Wang and Feng Gu’s interest in Dalian Vitup Healthcare; such interest comprises 100% of the Dalian Vitup Healthcare.

•

The Exclusive Option Contract terminates upon the fulfillment of ShuBin Wang and Feng Gu’s obligations under the Loan Agreement. However, as noted above, pursuant to the terms of the Loan Agreement, upon the full repayment of the balance of the loan, ShuBin Wang and Feng Gu are required to transfer 100% of their shares of stock in Dalian Vitup Healthcare, amounting to 100% of the capital stock of Dalian Vitup Healthcare, to Dalian Vitup Management, or a party designated by Dalian Vitup Management, in accordance with the laws of the PRC.

Proxy Agreement

The Proxy Agreement, dated September 1, 2006, is by and among ShuBin Wang, Feng Gu and Dalian Vitup Management.  Pursuant to the terms of the Proxy Agreement:

•

ShuBin Wang and Feng Gu granted Dalian Vitup Management full power and authority regarding any matters that require shareholder action as a result of ShuBin Wang and Feng Gu’s ownership interest in Dalian Vitup Healthcare; ShuBin Wang, the President and Chairman of the Board of Directors of Dalian Vitup Management, has the authority to act on behalf of, and make decisions for, Dalian Vitup Management.

•

The Proxy Agreement terminates upon the repayment of the loan by ShuBin Wang and Feng Gu pursuant to the terms of the Loan Agreement discussed above.

Amended Consulting Agreement

On September 1, 2006, Dalian Vitup Management entered into a Consulting Agreement with Dalian Vitup Healthcare.  The Consulting Agreement was subsequently amended to further clarify Dalian Vitup Management’s right to receive substantially all of the economic interest of Dalian Vitup Healthcare.  The Amended Consulting Agreement, dated July 7, 2008, is by and among Dalian Vitup Management, and Dalian Vitup Healthcare.  Pursuant to the terms of the Amended Consulting Agreement:

•

Dalian Vitup Management will provide exclusive consulting services for Dalian Vitup Healthcare regarding: 1) services relating to health management; 2) services relating to the associate products in health management; 3) staff training; and 4) all other services required by Dalian Vitup Healthcare.

•

Dalian Vitup Healthcare pays Dalian Vitup Management a quarterly consulting fee of RMB 250,000 (approximately US $34,456).

•

Dalian Vitup Healthcare pays Dalian Vitup Management 90% of the net profit generated by Dalian Vitup Healthcare.

•

Dalian Vitup Healthcare pays Dalian Vitup Management technical services fees computed on an hourly basis for services rendered by Dalian Vitup Management, the pricing of which are determined by mutual agreement of the parties.

•

Subject to certain early termination provisions, the Amended Consulting Agreement is for an indefinite term and shall remain in full force and effect for the entire time period that Dalian Vitup Management remains in business.  Notwithstanding the foregoing: i) Dalian Vitup Healthcare may terminate the Amended Consulting Agreement if Dalian Vitup Management commits a gross fault, fraudulent or other illegal act, or becomes bankrupt; and ii) Dalian Vitup Management may terminate the Amended Consulting Agreement upon 30 days prior notice to Dalian Vitup Healthcare at any time.

Dalian Vitup Clinic’s Property Rights and Interests Shift Contract (the “Shift Contract”)

The Shift Contract dated April 1, 2006, is by and among ShuBin Wang and Dalian Vitup Healthcare.  Pursuant to the terms of the Shift Contract:

•

The parties agree and acknowledge that Dalian Vitup Healthcare is the beneficiary of all of titles of the property, rights and interests of Dalian Zhongshan Vitup Clinic.

•

The parties agree and acknowledge that the Dalian Vitup Clinic shall be managed and controlled by Dalian Vitup Healthcare.

•

The parties agree and acknowledge that Dalian Vitup Clinic is not an independent entity and that its revenue and income shall be consolidated with the financial statements of Dalian Vitup Healthcare.

•

The Shift Contract is for an indefinite term and may only be revised or terminated upon the mutual consent of both parties to the Contract.

The Shift contract ensures that Dalian Vitup Healthcare is the beneficiary of all of the property, rights, and interests of the Dalian Vitup Clinic, of which Shubin Wang is the sole owner.  Dalian Vitup Healthcare is relying upon the Shift Contract as the mechanism through which it will be entitled to control the operations of Dalian Vitup Clinic and to receive all the economic benefits of the business operations of Dalian Vitup Clinic.  We believe no proxy agreement or option agreement is necessary because ShuBin Wang, as sole owner of Dalian Vitup Clinic, has “shifted” all the clinic’s property, rights and interests to Dalian Vitup Healthcare pursuant to the terms of the Shift Contract.  We believe no consulting agreement requiring payment of consulting fees is required because, in accordance with the terms of Shift Contract, the parties have acknowledged that Dalian Vitup Clinic is not an independent entity and that its revenue and income are to be considered with Dalian Vitup Healthcare.  The other control agreements, discussed above, provide Dalian Vitup Management with control over Dalian Vitup Healthcare.

The foregoing description of the Control Agreements is qualified in its entirety by reference to the Loan Agreement, Share Pledge Contract, Exclusive Option Contract, and Proxy Agreement which were filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to the Company’s Form 10 filed with the Securities and Exchange Commission on May 1, 2008, and are herein incorporated by reference, and the Amended Consulting Agreement, and Shift Contract, which were filed as Exhibits  10.14 and 10.6, respectively, to the Company’s Amendment No. 1 on Form 10/A with the Securities and Exchange Commission on July 23, 2008 and are herein incorporated by reference.

The Registrant believes that: (i) its corporate structure is in compliance with existing PRC Laws and regulations regarding foreign investment in the PRC medical industry; (ii) the contractual arrangements among Dalian Vitup Management, Dalian Vitup Healthcare, Dalian Vitup Clinic, ShuBin Wang and Feng Gu are valid, binding and enforceable and will not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations described herein are in compliance with existing PRC laws and regulations in all material respects.  However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations.  Accordingly, there can be no assurance that the PRC regulatory authorities will not in the future take a view that is contrary to the current opinion about the legality of our corporate structure.  Furthermore, if the PRC government finds the agreements that establish the structure for operating our medical services business do not comply with PRC government restrictions on foreign investment in medical institutes, we could be subject to penalties.

Business of Issuer

As noted above, the Registrant is not an operating business.  All of the business operations of the Registrant are conducted through its wholly-owned subsidiaries and its operating affiliates.  As used in this Form 10-K, unless otherwise specifically noted, from this point forward all references to the “Company,” “we,” “our” and “us” refer to the Registrant, and its wholly owned subsidiaries, China Vitup BVI and Dalian Vitup Management.   All references to “operating affiliate” unless otherwise specifically noted, collectively refers to Dalian Vitup Healthcare and the Dalian Vitup Clinic.

Currently, the majority of medical care services throughout the PRC are provided by government sponsored medical institutions and organizations which are often times overcrowded, under staffed, and under supplied.  Consequently, there are a limited number of private institutions providing medical care to PRC citizens, particularly citizens within the middle class.  The Company’s goal is to modernize the current healthcare industry in China by providing Chinese citizens with individualized healthcare services tailored specifically to their needs at private medical facilities throughout China.  Due to the overcrowding and high patient to doctor ratio that exists within the state sponsored medical facilities throughout China, we believe that the rapidly increasing middle class of China is interested in seeking viable alternatives to state sponsored medical facilities.  Through our operating affiliates, the Company aims to provide these individuals with an alternative to state sponsored medical facilities in the form of highly modern and upscale medical facilities where their clients can go to have their health monitored on a regular basis.

Currently, our operating affiliate offers integrated health management services designed specifically for the PRC population through its preventative care medical facility located in the city of Dalian, China.  The Company’s health services offered at its operating affiliate’s medical facility include physical examinations, health management plans, and guidance for medical treatment. Our operating affiliate assists its patients in maintaining a healthy status by comprehensively monitoring, analyzing and evaluating the patients and by predicting various risk factors that affect the health and well being of its patients.  In many instances, the Dalian Vitup Clinic, as a primary checkup facility, will refer its patients to specialized hospitals and health facilities throughout the world which are equipped to treat the   patient’s specific health problems and needs that the have been identified through a comprehensive checkup and monitoring procedures.

Our operating affiliate’s primary technique for evaluating and monitoring the health of its patients is through the implementation of its four-dimensional checkup model (the “Model”).  The Model consists of a blend of standard western medical checkup procedures, psychological evaluations, traditional Chinese medical consultations, and nutritional evaluations. The western aspect of the Model utilizes standard western medical procedures to evaluate and monitor the health of patients, including, but not limited to, the following checkup procedures: tumor screening, blood testing, ultra sound examinations, ophthalmic inspection, and oral cavity checkups.  In addition to the western aspect of the Model, our operating affiliate performs comprehensive psychological tests on its patients to assist them in determining life orientation and career choices.  The traditional Chinese medical aspect of the Model focuses on the utilization of standard Chinese medical methods to evaluate a patient’s health. Standard Chinese medical methods focus on a medical approach of monitoring and palpating the patient’s body to diagnose potential health problems that a patient may have, as well as prescribing herbal medications to address any health problems that a patient is experiencing. The final component of the Model is the nutritional evaluation.  Our operating affiliate uses various advanced technologies to analyze a patients’ body composition and ultimately establish nutritional programs geared towards the prevention of potential health problems.

Currently, our operating affiliate operates a 24,200 square foot medical clinic and pharmacy in Dalian, China, and a mobile medical clinic which is based out of the medical facility located in Dalian.  In conjunction with its medical facilities, our operating affiliate operates a 24 hour emergency medical hotline.  Through this service clients may call in for 24 hour assistance regarding any of their medical issues.

Additionally, as noted above, our operating affiliate, Dalian Vitup Clinic, operates a referral program through which it refers our existing patients to both domestic hospitals in the event they are in need of medical services which are not provided by the operating affiliate.

The Company has cooperative arrangements with several hospitals located throughout Beijing for the referral of patients who are in need of medical services which are not provided by the Company at its medical clinic.  In order to establish a cooperative relationship with a hospital, the Company executes a standard Cooperation Agreement which provides that: i) the hospital will provide high quality medical services to the Company’s clients; ii) the Company will provide all relevant medical information regarding the Company’s client to the hospital, which the hospital will keep confidential; and; iii) the Company will, based upon the fee-charging standard approved by the State, take responsibility for the payment of medical service expenses incurred by its client whom it referred to the hospital.  Each Cooperation Agreement is valid for a term of three years and may be extended through negotiation of the parties to the Cooperation Agreement.  The foregoing description of the Company’s standard Cooperation Agreement is qualified in its entirety by reference to the Cooperative Agreement which was filed as

Exhibit 10.7 to the Company’s Form 10 filed with the Securities and Exchange Commission on May 1, 2008, and is herein incorporated by reference.  In addition to the cooperative arrangement with hospitals located in China, the Company has cooperative arrangements with the several international hospitals located in Japan for the referral of the Company’s patients.  The Company’s international referral program is another service that the Company, through its operating affiliate, Dalian Vitup Clinic, provides to its patients.  Through the referral program, the Dalian Vitup Clinic may refer patients to different international medical facilities to ensure that patients receive all necessary medical treatment.  The international referral program is not a material part of the Company’s business operations; rather, it is an additional service that the Company is able to provide through its operating affiliates to its patients to ensure that all of their medical needs are satisfied.

Additionally, our operating affiliates plan on developing referral based strategic alliances through close relationships with individuals in Japan, the United Kingdom, and Canada. These strategic alliances will be designed to assist the Company and its operating affiliate with the acquisition and importation of medical equipment and products.   The purpose of these alliances will be to facilitate our operating affiliate’s international patient referral program and promote the Company’s brand name to international businesses operating within the PRC.  Neither the Company nor its operating affiliates have rendered any referral services over the last two years.   We anticipate that the strategic alliances that we plan to enter into will facilitate the Company’s knowledge and understanding regarding current trends and advancements with medical equipment and products.   It is anticipated that the information garnered through these alliances with help influence the Company’s decision on what medical equipment and products it will seek to acquire and have delivered to its offices in China.  Furthermore in accessing what medical equipment and products to pursue, the Company will then take into consideration the domestic market and its customers’ needs. Moreover, if the Company’s customers have the need of medical treatment which can not be satisfied by domestic hospitals, or if the Company’s customers are abroad and need medical help, the Company anticipates utilizing strategic alliances to refer the customers to other hospitals located in foreign countries.

As noted above, the private healthcare industry is a small, but expanding, area of business in the PRC.  We believe that we will be able to fill an existing void in the PRC healthcare system by offering preventative care and providing the citizens of the PRC with an alternative to state sponsored medical facilities for their regular medical checkups.  Furthermore, by establishing relationships with existing health care facilities, we will be able to effectively and efficiently refer our patients to more advanced treatment centers to accommodate all of our patients’ medical needs.

Within the next three years, our objective is to establish additional medical clinics throughout China through which we are able to provide high quality medical care to Chinese citizens.  We currently have plans to establish affiliate medical clinics in the following cities, in the following order: 1) Beijing; 2) Shenyang. At proper time, we are going to copy our business model quickly and open more new clinics in economic developed cities all around China.

To facilitate our growth strategy, we have established a corporate headquarters and management team in Beijing to make the necessary preparations for the establishment of the additional affiliate medical facilities throughout China.  The management team will work to establish standards for all of our facilities and to create and implement a unified employee orientation and training program.  The management team located in Beijing will supervise the development of all additional facilities.

Customers and Marketing

Customers

Due to the overcrowding and high patient to doctor ratio that exists within the state sponsored medical facilities throughout China, we believe that the rapidly increasing middle class of China is interested in seeking viable alternatives to state sponsored medical facilities.  We aim to provide these individuals with an alternative to state sponsored medical facilities in the form of highly modern and upscale medical facilities where their clients can go to have their health monitored on a regular basis.  Additionally, we aim to establish a venue whereby Chinese citizens can establish and maintain lasting relationships with primary care physicians.

Our operating affiliate’s current customers, all of whom are discussed in detail below, are composed mainly of the following: i) Enterprises; ii) Government Agencies,; iii) Financial Agencies & Insurance Companies, iv) Members; and v) Individuals.

Enterprises

Our operating affiliate has established relationships with over thirty different business enterprises in China, both national and international.  These enterprises have enlisted the services of our operating affiliate to have it provide health checkups for the enterprises’ employees.  As we expand, we intend to solidify existing relationships between our customers and our operating affiliates, as well as establish new relationships, with other business enterprises in an effort to provide for the healthcare needs of business enterprises throughout China.

Government Agencies

A significant percentage of civil servants in China are required to have annual routine health checkups.  Our operating affiliate has established relationships with various’ governmental agencies through which the agencies have agreed to designate our operating affiliate as the medical checkup institute to perform the annual exams on the respective agencies’ employees. The government agencies pay an annual fee for this service.  Our operating affiliate currently has approximately 40 governmental agencies that it works with.

Financial Agencies & Insurance Companies

Our operating affiliate cooperates with various financial agencies and life insurance companies to provide the standard health checkup the financial agencies’ employees and potential life insurance candidates must undergo.  The financial agencies and insurance companies pay all of the checkup expenses.  These expenses are paid on a case-by-case basis at the time the checkup is performed.

Members

Members are identified as patients who have enlisted the services of our operating affiliate to monitor their health for a prolonged period. The Members pay a flat fee which entitles the Members to access to our operating affiliate’s medical services for a prescribed period, including an annual check-up.  Our operating affiliate has identified Members as one of its most lucrative potential client bases.  As such, our operating affiliate intends to focus significant efforts in rapidly increasing the number of Members.

As of July 1, 2008 our operating affiliate began to offer the following types of membership packages: (1) The Gold Package – The Gold Package entitles the Member to medical services and health monitoring for a period of one year at an price of 100,000 RMB (approximately US $14,562); this package provides members with annual health check-ups and priority access to our operating affiliate’s facilities and medical staff over members who participate in the Silver Package discussed below; and (2) The Silver Package – The Silver Package entitles the Member to medical services and health monitoring for a period of one year at a price of 20,000 RMB (approximately US $2,912.00); this package provides members with annual health check-ups and access to our operating affiliates’ facilities and medical staff.  The major difference between each of the foregoing packages is the amount and frequency of medical services provided to the different types of members.  For example, under the Gold Package, a member is entitled to 4 personalized health checkups during the course of the year, while the member who subscribes to the Silver Package is entitled to 1 personalized health checkup during the year.  Additional differences are as follows: i) under the Gold Package a member is afforded 24 hour access to our operating affiliate’s consultation service and is entitled to 13 house visits by our operating affiliate’s physicians; ii) under the Silver Package a member is afforded access to our operating affiliate’s consultation service during business hours, and is entitled to 3 house visits by our operating affiliate’s physicians.  As noted above, the major difference between the two packages is the amount and frequency of medical services provided to the different types of members.

Individuals

Individuals are classified as patients who have come to the clinic for a one-time health checkup.  Our operating affiliates offer a variety of Individual Checkup Packages depending upon the Individual’s age. Currently, approximately 3,140 individuals have participated in a one-time checkup.

Percentage of Revenue Attributable to Each Customer Type for Fiscal Years Ended 2007 and 2008

There are three major types of customers: Individuals and Members, Enterprises including Government Agencies, and General Treatment.

For the fiscal period that ended December 31, 2007, the foregoing customers accounted for the following percentages of the Company’s revenue from its business operations conducted at its affiliate medical clinic located in Dalian: Individuals and Members – 25%; Enterprises – 70%; Insurance Companies – 2%; and General Treatment – 3%.

For the fiscal period that ended December 31, 2008, the foregoing customers accounted for the following percentages of the Company’s revenue from its business operations conducted at its affiliate medical clinic located in Dalian: Individuals and Members – 21%; Enterprises – 72%; Insurance Companies – 2%; and General Treatment – 5%.

The following chart illustrates the changes which occurred regarding the percent and amount of the Company’s revenue attributable to each customer type for the fiscal years ended 2007 and 2008

	Fiscal Years Ended 2007 and 2008
Customer Type	2008 ($)	% of Total	2007 ($)	% of Total	Change	% Change
Individuals & Members	427,742	21%	504,832	25%	-77,090	-15%
Enterprises (including Government Agencies)	1,458,694	72%	1,413,529	70%	+45,165	+32%
Insurance Companies	38,504	2%	40,386	2%	-1,882	-5%

Members' Families	0	0%	-	0%	-	0%
General Treatment	108,216	5%	60,580	3%	+47,636	+79%
TOTAL	2,033,156	100%	2,019,327	100%	+13,829	+0.7%

Percentage of Revenue Attributable to Each Customer Type for Six Months Ended June 30 2008 and 2009

For the fiscal period that ended June 30, 2008, the foregoing customers accounted for the following percentages of the Company’s revenue from its business operations conducted at its affiliate medical clinic located in Dalian: Individuals and Members – 24%; Enterprises – 69%; Insurance Companies – 0%; and General Treatment – 7%.

For the six month period that ended June 30, 2009, the foregoing customers accounted for the following percentages of the Company’s revenue from its business operations conducted at its affiliate medical clinic located in Dalian: Individuals and Members – 28%; Enterprises –65%; Insurance Companies – 0%; and General Treatment – 7%.

The following chart illustrates the changes which occurred regarding the percent and amount of the company’s revenue attributable to each customer type for the six month period ended June 30, 2009 and the same period in 2008:

	Six Month Period ended June 30,
Customer Type	2009 ($)	% of Total	2008 ($)	% of Total	Change	% Change
Individuals & Members	210,872	28%	199,026	24%	+11,846	+6%
Enterprises (including Government Agencies)	486,771	65%	579,139	69%	-92,368	-16%
Insurance Companies	-	0%	-	-	-	0%
Members' Families	-	0%	-	-	-	0%
General Treatment	56,082	7%	55,327	7%	+755	+1%
TOTAL	753,725	100%	833,492	100%	-79,767	-10%

Marketing

The Company intends to promote and market its brand name and services offered at its affiliate clinic in Dalian, as well as its future clinics through: 1) billboard advertisements on major arterial roads; 2) television advertisements; 3) newspaper and print advertisements; 4) electronic advertisements on the internet and the Company’s website; 5) large public events promoting the various clinics and services that are offered; 6) distribution of promotional literature promoting and advertising the clinics; and 7) and foreign advertising.

Competition

Currently, the majority of medical care services throughout the PRC are provided by government owned medical institutions and organizations which are often times overcrowded, under staffed, and under supplied.  Consequently, there are a limited number of private institutions providing medical care to PRC citizens, particularly citizens within the middle class.  The Company’s goal is to modernize the current healthcare industry in China by providing Chinese citizens with individualized healthcare services tailored specifically to their needs at private medical facilities throughout China.

As noted above, the Company’s only affiliated operational medical clinic is located in the city of Dalian.  Currently, within the four districts of Dalian there are 12 state sponsored hospitals and one state sponsored medical check-up facility.  With the exception of our affiliate clinic in Dalian, there are no other private medical facilities in the city.

Intellectual Property

The Company does not own any trademarks or patents on any of the products that its operating affiliates sell, or methods that these operating affiliates utilize in their medical clinics.  There may be patents issued or pending that are held by others and cover significant parts of our business methods or services. We cannot be certain that our products or business methods do not or will not infringe on any valid patents, copyrights or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims, from time to time, relating to the intellectual property of others in the ordinary course of our business.

In addition, we may license products or technology from third parties. The market is evolving and we may need to license additional products or technologies to remain competitive. We may not be able to license these products or technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology or products into our services. Our inability to obtain any of these licenses could delay our business development until alternative technologies can be identified, licensed and integrated.

Governmental Regulations

Our operations are subject to and affected by various PRC state and local laws and regulations.  These laws and regulations include those related to the areas of healthcare, medicine, and foreign investment in medical institutions within China.  In particular, our operations are subject to the provisions and regulations under: i) Regulation On Administration of Medical Institutions (the “Regulation”), established in September 1, 1994; ii) Detailed Rules For Implementation of the Regulation On Administration of Medical Institutions (the “Rules”), established in September 1, 1994; and iii) Interim Measures for the Administration of Sino-Foreign Equity Joint and Cooperative Joint Medical Institutions

(the “Interim Measures”), established in July 1, 2000.  The following discussion provides an overview of the foregoing regulations and the impact they have on our business.

Regulation On Administration of Medical Institutions & Detailed Rules For Implementation of the Regulation On Administration of Medical Institutions

The Regulation On Administration of Medical Institutions & the Detailed Rules For Implementation of the Regulation On Administration of Medical Institutions were collectively established by the PRC government for the purpose of strengthening the administration of medical institutions within China and for promoting the development of medical and public health services in China.  Pursuant to the terms of the Regulation, and the accompanying Rules which were promulgated thereunder, prior to engaging in its business operations, Dalian Vitup Healthcare was required to apply for and obtain an “Approval Certificate for the Establishment of Medical Institution,” from the Public Health Administrative Department of Local People’s Government above county level (the “Public Health Department”).  Additionally, prior to engaging in the business of providing medical services, Dalian Vitup Healthcare was required to obtain from the Public Health Department a “Practice License of Medical Institution.”

Currently, pursuant to the Regulation and the Rules, the business operations of Dalian Vitup Healthcare are subject to the supervision of the Public Health Department.  In the event that the Public Health Department determines that Dalian Vitup Healthcare’s business operations are not in compliance with either the Regulations or the Rules, Dalian Vitup Healthcare could be subject to penalties.  The penalties include, but are not limited to: i) a penalty if Dalian Vitup Healthcare failed to operate with a valid “Practice License of Medical Institution,” which could result in a fine of up to RMB 3,000 (US $424); ii) a penalty if Dalian Vitup Healthcare were to sell, lend, or transfer its “Practice License of Medical Institution, which could result in a monetary fine of up to RMB 3,000 (US $424); or iii) a penalty if the Dalian Vitup Healthcare were to employ an individual who did not have the requisite qualification certificate of public health technique, which could result in a monetary fine of up to RMB 3,000 (US $424).

Any future medical clinics that we establish will be required to comply with all of the foregoing governmental regulations. Failure to comply with PRC governmental regulations could materially and adversely affect our business and operation and may substantially increase the cost of providing our services.

Interim Measures for the Administration of Sino-Foreign Equity Joint and Cooperative Joint Medical Institutions

The Interim Measures for the Administration of Sino-Foreign Equity Joint and Cooperative Joint Medical Institutions were established by the PRC government in July, 2000, for the express purpose of enhancing the administration of Chinese – foreign joint equity ventures and cooperative medical institutions, and promoting the development of the medical industry within China. The Interim Measures are supervised by the Ministry of Health and the Ministry of Foreign Trade and Economic Cooperation (“MOFTEC”) and are administered by an Administrative Department of Health at the municipal level.  The Interim Measures establish the protocols and procedures for the implementation of either a Chinese-foreign joint venture or a cooperative medical institution.  Pursuant to the Interim Measures, any party seeking to establish either a Chinese-foreign joint venture or cooperative medical institution must go through the application process set forth in the Interim Measures, and must ultimately obtain approval from the Ministry of Health and MOFTEC for the contemplated joint venture.  Once the joint venture is approved, the joint venture is subject to both the Regulation On Administration of Medical Institutions &

the Detailed Rules For Implementation of the Regulation On Administration of Medical Institutions, discussed above.  Dalian Vitup Healthcare received the approval required under the Interim Measures for the Administration of Sino-Foreign Equity Joint and Cooperative Joint Medical Institutions on April 1, 2004.

Employees

The Company and its operating affiliates currently have seventy (70) full-time employees.  Thirty-two (32) of the current employees hold medical degrees from universities throughout China.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, NE, Room 1580, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

ITEM 1A. RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING OUR BUSINESS BEFORE PURCHASING ANY OF OUR SHARES OF COMMON STOCK. NO PURCHASE OF OUR COMMON STOCK SHOULD BE MADE BY ANY PERSON WHO IS NOT IN A POSITION TO LOSE THE ENTIRE AMOUNT OF HIS INVESTMENT. THE ORDER OF THE FOLLOWING RISK FACTORS IS PRESENTED ARBITRARILY. YOU SHOULD NOT CONCLUDE THE SIGNIFICANCE OF A RISK FACTOR BECAUSE OF THE ORDER OF PRESENTATION.  OUR BUSINESS AND OPERATIONS COULD BE SERIOUSLY HARMED AS A RESULT OF THESE RISKS.

Risks Relating to Our Business

We have a limited operating history, and it is difficult to evaluate our financial performance and prospects.  There is no assurance that we will achieve profitability or that we will not discover problems with our business model.

The Company’s operating affiliates, Dalian Vitup Healthcare and the Dalian Vitup Clinic have limited operating histories; they were formed on March 4, 2004 and January 10, 2006, respectively.  As such, it is difficult to evaluate the future prospects and performance of the Company’s operating affiliates, and therefore we cannot ensure that the Company’s operating affiliates will operate profitably in the future.  If the Company’s operating affiliates do not operate profitably in the future, this will adversely impact the financial condition of the Company.

We have limited funds available for operating expenses.  If we do not obtain funds when needed, we will have to cease our operations.

Currently, we have limited operating capital.  In the foreseeable future, we expect to incur significant expenses when developing our business.  During the next twelve months, the Company anticipates that it will need to make capital expenditures in the amount of $8,000,000 to open two additional affiliated medical clinics in Beijing and Shenyang, respectively.  We plan to pursue sources of additional capital to fund our capital expenditures through various financing transactions or arrangements, including equity financing or other means.  Additionally, ShuBin Wang and Feng Gu may provide private funding in the forms of loans to the Company to provide the necessary funds for our anticipated capital expenditures.  We may be unable to locate sources of capital or may find that capital is not available on terms that are acceptable to us to fund our additional expenses.  There is the possibility that we will run out of funds, and this may affect our operations and thus our profitability.

Our success is dependent on retaining key personnel who would be difficult to replace.

Our success depends largely on the continued services of our key management. In particular, our success depends on the continued efforts of Mr. ShuBin Wang, our Chairman of our Board of Directors, and Feng Gu, our Chief Executive Officer.  Mr. Wang and Ms. Gu have been instrumental in developing our business model and are crucial for our business development. There can be no assurance that either ShuBin Wang or Feng Gu will continue in their present capacities for any particular period of time.  China Vitup Nevada does not have any employment agreements with either ShuBin Wang or Feng Gu.  The loss of the services of either ShuBin Wang or Feng Gu could materially and adversely affect our business development. This could force us to curtail or cease our business operations.

We depend on attracting and retaining qualified employees, the failure of which could result in a material decline in our revenues.

We are a provider of healthcare services. Our revenues and future growth depend on our ability to attract and retain qualified employees. This is especially crucial to our business, as these employees will generate revenue by providing the services that are the staple product that we offer. We may face difficulties in recruiting and retaining sufficient numbers of qualified employees because the market may not have enough personnel of such kind. In addition, we compete with other companies for qualified employees. If we are unable to retain such employees, we could face a material decline in our revenue.

We derive all of our revenue from our affiliate treatment facility that is located in China, which makes us particularly sensitive to regulatory and economic conditions in those cities where our facilities are, or will be located.

For the year ended December 31, 2008, our affiliate facility in Dalian, China accounted for 100% of our total revenue.  Dalian, a costal city, is the second largest city of Liaoning Province, after Shenyang, the provincial capital.  Dalian City is governed by the Mayor and its Dalian Municipal People's Government.  If the PRC experiences economic changes which in turn affect the economic conditions within Dalian, our affiliate treatment facility may be adversely affected and our revenue and profitability may decline.  Additionally, if the Dalian Municipal People’s Government imposes additional regulatory restrictions on our business above and beyond those which currently exist as disclosed in Item 1, our business may be adversely affected and our revenue and profitability may decline.

We may have difficulty opening new medical facilities and operating them profitably. We have limited experience in opening new treatment facilities. If we are unable to execute our strategy, our growth may be restrained and our operating results could be adversely affected.

Our growth strategy includes developing and opening new affiliated medical facilities throughout China, and, to date, we have limited experience in opening new treatment facilities. Planning and opening new treatment facilities can be complex and may be delayed, and, in some circumstances, prevented, by a variety of forces, including local zoning and land use regulation, health facility licensing, community opposition and other political issues. Healthcare laws and other rules and regulations may also impede or increase the cost of opening new facilities. If we are unable to open new affiliate treatment facilities on time and on budget, our rate of growth and operating results may be adversely affected.

Even if we are able to open new affiliated treatment facilities, we may not be able to staff them. In addition, there can be no assurance that, once completed, new treatment facilities will be able to generate operating profits. Developing new facilities involves significant upfront capital investment and expense and, if we are unable to attract patients quickly and/or enter into contracts or extend our existing contracts with third party payors for these facilities, these facilities may not be profitable and our operating results could be adversely affected.

If we fail to successfully cultivate new patients, our revenue may decline.

Our ability to maintain our existing level of business depends significantly upon our ability effectively market and promote our operating affiliates’ medical services, and thereby cultivate new patients.  If we are unable to effectively market and promote our operating affiliates’ medical services we may not be able to cultivate new patients.  Failure to cultivate new patients could hinder our ability to increase the revenue that we derive from our operating affiliates’ medical services.

If we fail to implement our business strategy, our business, financial condition and results of operations could be materially and adversely affected.

Within the next three years, it is our objective is to establish an additional two affiliated medical clinics throughout China through which we are able to provide high quality medical care to Chinese citizens.  We will model our clinics after the clinic that we currently operate in Dalian.  We anticipate establishing medical clinics in the following cities, in the following order: 1) Beijing; and 2) Shenyang. At proper time, we are going to copy our business model quickly and open more new clinics in economic developed cities all around China

Our future financial performance and success are dependent in large part upon our ability to implement our business strategy relating to the successful opening and operation of new medical clinics successfully. We may not be able to implement our business strategy successfully or achieve the anticipated benefits of our business plan. If we are unable to do so, our long-term growth and profitability may be adversely affected as we will not be able to generate the anticipated revenue that we hope to experience from the operation of new medical clinics throughout China. Furthermore, if we fail to implement our business strategy of expanding our business to run additional medical clinics, our operating revenue will be limited, pursuant to the terms of the Control Agreements discussed above, to the revenue derived exclusively from the business operations of the of our operating affiliates, Dalian Vitup Healthcare and the Dalian Vitup Clinic; such a failure to increase our revenue could adversely impact the market price of our stock.

Our success depends on our ability to manage growth effectively. If we do not manage growth effectively, we may not be able to maintain profitability.

Even if we are successful in obtaining new business, failure to manage our growth could adversely affect our financial condition. We may experience extended periods of very rapid growth. If we are not able to manage our growth effectively, our business and financial condition could materially suffer. Our growth may significantly strain our managerial, operational and financial resources and systems. To manage our growth effectively, we will have to continue to implement and improve our operational, financial and management controls, reporting systems and procedures. In addition, we must effectively expand, train and manage our employees. We will be unable to manage our businesses effectively if we are unable to alleviate the strain on resources caused by growth in a timely and successful manner. We may not be able to manage our growth and a failure to do so could have a material adverse effect on our business.

To fund our planned growth and business development, we will need to pursue additional financing

We expect that our current capital and our other existing resources will be sufficient only to provide working capital for our current business operations.  The revenues generated from our affiliate business operations alone may not be sufficient to fund our planned growth and opening of additional medical clinics.  We will likely require additional capital to further expand our business.  We may be unable to obtain additional capital required.   Our inability to raise additional funds when required may have a negative impact on our planned growth.  Additionally, we plan to pursue sources of additional capital through various financing transactions or arrangements, including equity financing or other means.  We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.

Any additional capital raised through the sale of equity may dilute your ownership percentage.  This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity.  The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Due to PRC laws governing foreign ownership and investment in medical clinics in the PRC, the Registrant, does not directly own its operating business.

The Registrant does not own its operating business.  Due to PRC laws governing foreign ownership and investment in medical clinics in the PRC, the Registrant, through its wholly-owned subsidiary Dalian Vitup Management, carries on its business operations through a series of exclusive contractual agreements.  The contractual agreements are with the following operating affiliates and individuals: i) Dalian Vitup Healthcare; ii) Dalian Vitup Clinic; and iii) Shubin Wang and Feng Gu.

ShuBin Wang and Feng Gu serve as a director and the Chief Executive Officer of the Registrant, respectively.  In addition to their affiliation with the Registrant, ShuBin Wang and Feng Gu collectively own 100% of the capital stock of the Registrant’s operating affiliate, Dalian Vitup Healthcare, and also serve as Dalian Vitup Healthcare’s Directors and President and Chief Executive Officer, respectively.  Additionally, ShuBin Wang owns 100% of the capital stock of the Registrant’s operating affiliate, the Dalian Vitup Clinic, and serves as the Dalian Vitup Clinic’s Executive Director.  Because ShuBin Wang and Feng Gu stand on both sides of the contractual agreements that give rise to our business structure, there is the possibility that the agreements may be easily terminated.  If the agreements are wrongfully terminated, unaffiliated investors may have difficulty in pursing any recourse because all of our operations and our assets are located outside the United States.   In addition, all of our officers and directors are foreign citizens.  As a result, it may be difficult or impossible for unaffiliated investors to enforce judgments of U.S. courts for civil liabilities against any of our individual directors or officers.

Risks Relating to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating our business operations within the PRC do not comply with PRC governmental regulations on foreign investment in the medical industry, we could be subject to penalties.  Such penalties may impact our ability to maintain profitability.

All of our operations relating to our medical facility located in Dalian are conducted through Dalian Vitup Management, our wholly-owned subsidiary and through our contractual arrangements with Dalian Vitup Healthcare and the Dalian Vitup Clinic, our affiliated entities in the PRC.  If we or our operating subsidiaries or affiliates are found to be in violation of any existing or future PRC laws or regulations, we could be subject to severe penalties, including but not limited to: (i) revocation of the business and operating licenses of our PRC subsidiary and affiliates; (ii) discontinuing or restricting our PRC subsidiary and affiliates’ operations; (iii) imposition of conditions or requirements with which we or our PRC subsidiary and affiliates may not be able to comply; (iv) requirement that we or our PRC subsidiary and affiliates restructure the relevant ownership structure or operation; and (v) restriction or prohibition on our use of the proceeds of our business operations to further finance our operations in the PRC.  Additionally, if the contractual arrangements are found to be unenforceable, this could lead to a conflict of interest with our officers and directors as the invalidation of the contractual arrangements would result in our officers and directors owning 100% of the capital stock of our operating affiliates with no legal means to transfer such capital stock to the Registrant.  Furthermore, if the contractual arrangements are found to be unenforceable, this could also lead to a potential breach of the fiduciary duties that our directors and officers owe to the shareholders of the Registrant as the invalidation of the contractual arrangements would prevent our officers and directors from being able to act in the shareholders best interests as they would be prevented from transferring the revenue of the operating affiliates to the Registrant.

We rely on contractual arrangements with our PRC operating affiliates and their shareholders for our PRC operations with regards to our facility in Dalian, which may not be as effective in providing operational control as direct ownership.  If we cannot maintain these arrangements, we may have to cease operations.

We rely on contractual arrangements with our PRC operating affiliate and their shareholders to operate our business through our affiliate medical clinic located in Dalian, China.  These contractual arrangements, which do not provide us with direct or indirect equity ownership in our PRC operating affiliate, may not be as effective in providing us with control over Dalian Vitup Healthcare or the Dalian Vitup Clinic as direct ownership.  Under the current contractual arrangements, if our PRC operating affiliates or their shareholders fail to perform their respective obligations under these contractual arrangements, we may have to incur substantial costs to enforce such arrangements and rely on legal remedies available under PRC law, which may not be effective to allow us to maintain our business operations.  Additionally, many of these contractual arrangements are governed by PRC law and, accordingly, will be interpreted in accordance with PRC law, and any disputes would be resolved according to PRC legal procedures.  The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States.  As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements.  In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities, and our ability to conduct our business may be negatively affected.

Contractual arrangements we have entered into among our subsidiaries and affiliated entities may be subject to scrutiny by the PRC tax authorities.  Such scrutiny may lead to additional tax liability and fines, which would hinder our ability to achieve or maintain profitability.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we have entered into among our subsidiaries and affiliated entities are found not to be on an arm’s-length basis or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow tax savings, adjust the profits and losses of our respective PRC entities and assess late payment interest and penalties.

The contractual agreements that we have with our operating affiliates may be determined to be a mechanism to circumvent the restriction of foreign ownership of medical clinics in the PRC, and therefore could be determined to be unenforceable because they are against public policy.

The Registrant does not directly carry on any business operations due to PRC laws and does not have direct ownership interests in its operating affiliates, Dalian Vitup Healthcare and the Dalian Vitup Clinic, through which the Registrant’s business operations are conducted.  However, through a series of contractual arrangements entered into by Dalian Vitup Management, the Registrant’s wholly-owned subsidiary, the Registrant is able to: i) exert effective control over its PRC operating affiliates; ii) receive a substantial amount of the economic benefits derived from the business operations of its PRC operating affiliates; and iii) have an exclusive option to purchase all or part of the equity interests in Dalian Vitup Healthcare.  Notwithstanding the foregoing, there is a risk that the contractual agreements that we have in place with our operating affiliates may be determined by a government agency in the PRC to be a mechanism to circumvent the restriction of foreign ownership of medical clinics in the PRC and therefore could be determined to be unenforceable because they are against public policy. If the agreements were determined to be void as against public policy, we would have no right to the economic benefits of our operating affiliates and we would have no other means of generating revenue.

Pursuant to the terms of the Loan Agreement, there is a risk that Shubin Wang and Feng Gu may repay the loan and designate, on behalf of Dalian Vitup Management, another party to receive the shares of capital stock in Dalian Vitup Healthcare.

Pursuant to the terms of the Loan Agreement, discussed above, upon the full repayment of the balance of the loan made to ShuBin Wang and Feng Gu, ShuBin Wang and Feng Gu are required to transfer 100% of their capital stock in Dalian Vitup Healthcare, amounting to 100% of the capital stock of Dalian Vitup Healthcare, to Dalian Vitup Management, or a party designated by Dalian Vitup Management, in accordance with the laws of the PRC.

Our majority shareholders ShuBin Wang and Feng Gu, serve as the executive director and chief executive officer, respectively, of Dalian Vitup Management. Although the Loan Agreement specifies that upon full repayment of the loan Shubin Wang and Feng Gu are required to transfer their stock in Dalian Vitup Healthcare to Dalian Vitup Management, we can provide no assurances that ShuBin Wang and Feng Gu will not repay the loan, and, pursuant to their authority as the director and chief executive officer of Dalian Vitup Management, designate a different party to receive the capital stock in Dalian Vitup Healthcare, thereby eliminating the registrant’s potential ownership of Dalian Vitup Healthcare, and the Registrant’s right to the economic benefits of Dalian Vitup Healthcare’s business operations.

We may not be able to consolidate the financial results of our operating affiliates under accounting principles generally accepted in the United States of America (“GAAP”).

The Company has adopted FASB Interpretation No. 46R “Consolidation of Variable Interest Entities, FIN 46R, an Interpretation of Accounting Research Bulletin No. 51”. FIN 46R requires a variable interest entity or VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIEs or is entitled to receive a majority of the VIE’s residual returns. The

Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  Notwithstanding the foregoing, if the contractual agreements that establish our corporate structure are deemed invalid or unenforceable, there is a risk that we will not be able to consolidate the financial results of our operating affiliates with our financial results under GAAP.  This would have an adverse effect on our business operations as we would not be able to demonstrate that the Company earned any revenue.

Risks Relating to the People’s Republic of China

All of our assets are located in the PRC and all of our revenues are derived from our operating affiliate’ operations in the PRC.  Accordingly, our business, financial condition, results of operations, and prospects are subject, to a significant extent, to economic, political and legal developments in the PRC.

The PRC’s economic, political and social conditions, as well as governmental policies, could affect the financial markets in the PRC, our liquidity and access to capital, and our ability to operate our business.

Our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.  The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and to guide the allocation of resources. The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC are still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over its economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government has implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to slow down specific segments of the PRC’s economy. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business.

The PRC legal system embodies uncertainties which could limit the legal protections available to us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation has been significantly enhanced protections afforded to various forms of foreign investment in the PRC. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, because PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operation. Also, intellectual property rights and confidentiality protections in the PRC may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the medical industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us.

U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against us and our non-U.S. resident director.

All of our operations and our assets are located outside the United States.   In addition, all of our officers and directors are foreign citizens.  As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against any of our individual directors or officers.

Risks Relating to Our Common Stock

Resale of our shares may be difficult because there is not an active trading market for our shares, and it is possible that no market will develop. This may reduce or limit the potential value of our shares.

Our shares are currently approved for quotation on the pink sheets under the trading symbol CVPH.  However, there is not currently an active trading market for our shares of common stock, and there is no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares.  The lack of a public market or the existence of a public market with little or no activity or liquidity is likely to reduce or limit the potential value of our shares.

We have a large number of authorized but unissued common stock which provides us with the ability issue additional shares of stock which, if issued, may cause a reduction in the market price for our common stock.

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock.  We presently have 15,000,000 shares of common stock issued and outstanding.  Our Board of Directors has the power to issue any or all of such additional shares without stockholder approval.  Although  we  presently  have  no  commitments,  contracts  or intentions to issue any additional  shares,  we may issue shares for the purpose of raising additional capital. Potential investors should be aware that any such stock issuance may result in a reduction of the book value or market price of our common stock of the then outstanding shares.  Furthermore, if we issue additional shares, such issuance will reduce the proportionate ownership and voting power of the other stockholders, and any new issuance of shares may result in a change of our control.

Members of the Company’s management beneficially own a substantial percentage of the Company’s outstanding common stock, which gives them control over certain major decisions on which the Company’s stockholders may vote.

ShuBin Wang and Feng Gu collectively beneficially own, in the aggregate, over 57% of the Company’s outstanding common stock.  The interests of ShuBin Wang and Feng Gu may differ from the interests of other stockholders.  As a result, ShuBin Wang and Feng Gu will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

•

Electing or defeating the election of directors;

•

Amending or preventing amendment of the Company’s Certificate of Incorporation or By-laws;

•

Effecting or preventing a merger, sale of assets or other corporate transaction; and

•

Controlling the outcome of any other matter submitted to the stockholders for vote.

Furthermore, ShuBin Wang and Feng Gu’s stock ownership may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•

Additions or departures of key personnel;

•

Sales of the common stock;

•

The Company’s ability to execute its business plans;

•

Operating results that fall below expectations;

•

Industry developments;

•

Economic and other external factors; and

•

Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

Potential future sales under Rule 144 may depress the market price for the common stock.

In general, pursuant to Rule 144 adopted under the 1933 Act, a shareholder who owns restricted shares of a company which files periodic reports with the Securities and Exchange Commission and who has a holding period of at least six months, is entitled to sell such shares in accordance with the provisions of Rule 144.  In the event the shareholder is a non-affiliate of the issuer, he or she may make unlimited public resales of shares under Rule 144 provided that the current public information requirement is satisfied.  A non-affiliate who has a holding period of more than one year, may make unlimited resales of shares without compliance with any other requirement of Rule 144.  Persons who are affiliates of the issuer must comply with all requirements of Rule 144 in conjunction with resales of their shares including the current public information requirement, the volume limitations, the manner of sale requirements and the filing of a Form 144.  We currently have 15,000,000 shares of common stock issued and outstanding.  Of the 15,000,000 shares, 14,742,856 or approximately 98% of our issued and outstanding shares constitute restricted securities as defined in Rule 144 under the Securities Act of 1933.  The share certificates representing such shares include a Rule 144 restrictive legend.  However, the Company believes all such shares are currently eligible for resale pursuant to and in accordance with the provisions of Rule 144.  The possibility of such resales under Rule 144, and additional resales of such shares in the future, could have a depressive effect on the market price of the common stock of the Company

ITEM 2. FINANCIAL INFORMATION

SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS REGISTRATION STATEMENT, INCLUDING STATEMENTS IN THE FOLLOWING DISCUSSION, ARE WHAT ARE KNOWN AS "FORWARD LOOKING STATEMENTS", WHICH ARE BASICALLY STATEMENTS ABOUT THE FUTURE. FOR THAT REASON, THESE STATEMENTS INVOLVE RISK AND UNCERTAINTY SINCE NO ONE CAN ACCURATELY PREDICT THE FUTURE. WORDS SUCH AS "PLANS," "INTENDS," "WILL," "HOPES," "SEEKS," "ANTICIPATES," "EXPECTS "AND THE LIKE OFTEN IDENTIFY SUCH FORWARD LOOKING STATEMENTS, BUT ARE NOT THE ONLY INDICATION THAT A STATEMENT IS A FORWARD LOOKING STATEMENT. SUCH FORWARD LOOKING STATEMENTS INCLUDE STATEMENTS CONCERNING OUR PLANS AND OBJECTIVES WITH RESPECT TO THE PRESENT AND FUTURE OPERATIONS OF THE COMPANY, AND STATEMENTS WHICH EXPRESS OR IMPLY THAT SUCH PRESENT AND FUTURE OPERATIONS WILL OR MAY PRODUCE REVENUES, INCOME OR PROFITS. NUMEROUS FACTORS AND FUTURE EVENTS COULD CAUSE THE COMPANY TO CHANGE SUCH PLANS AND OBJECTIVES OR FAIL TO SUCCESSFULLY IMPLEMENT SUCH PLANS OR ACHIEVE SUCH OBJECTIVES, OR CAUSE SUCH PRESENT AND FUTURE OPERATIONS TO FAIL TO PRODUCE REVENUES, INCOME OR PROFITS. THEREFORE, THE READER IS ADVISED THAT THE FOLLOWING DISCUSSION SHOULD BE CONSIDERED IN LIGHT OF THE DISCUSSION OF RISKS AND OTHER FACTORS CONTAINED IN THIS REGISTRATION STATEMENT ON FORM 10/A AND IN THE COMPANY'S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. NO STATEMENTS CONTAINED IN THE FOLLOWING DISCUSSION SHOULD BE CONSTRUED AS A GUARANTEE OR ASSURANCE OF FUTURE PERFORMANCE OR FUTURE RESULTS.

Overview

China Vitup Health Care Holdings, Inc., a Nevada corporation is a holding company which, through its wholly-owned subsidiaries and operating affiliates, is engaged in the business of providing healthcare services to customers in China.  Presently, the Registrant has an affiliate relationship with a single medical clinic which is a 24,200 square foot facility located in Dalian, China, through which it offers integrated healthcare services designed specifically to fit the needs of the Chinese population.  At the clinic in Dalian, the Registrant’s operating affiliate both monitors the health of its patients through regularly scheduled check-ups, and works to diagnose its patients’ different ailments and establish appropriate treatment procedures for such ailments.  Since the facility in Dalian is primarily a preventative care facility patients who require medical treatment which is more than preventative in nature are referred to hospitals and other health facilities.

Our operating affiliate offers integrated health management services designed specifically for the PRC population through its preventative care medical facility located in the city of Dalian, China.  The health services offered at our operating affiliate’s medical facility includes physical examinations, health management plans, and guidance for medical treatment. Our operating affiliate’s assists its patients in maintaining a healthy status by comprehensively monitoring, analyzing and evaluating the patients and by predicting various risk factors that affect the health and well being of its patients.  In many instances our operating affiliate, as primary checkup facilities, will refer its patients to specialized hospitals and health facilities throughout the world which are equipped to treat the Company’s patient’s specific health problems and needs that the Company has identified through its comprehensive checkup and monitoring procedures.

Within the next three years, it is our objective is to establish an additional two affiliated medical clinics throughout China through which we are able to provide high quality medical care to Chinese citizens.  We will model our clinics after the clinic that we currently operate in Dalian.  We anticipate establishing medical clinics in the following cities, in the following order: 1) Beijing; and 2) Shenyang. At proper time, we are going to copy our business model quickly and open more new clinics in economic developed cities all around China

Results of Operations

The following discussion and analysis provides information that we believe is relevant to an assessment and understanding of our results of operation and financial condition for the fiscal period ended June 30, 2009 and 2008 and for the fiscal years ended December 31, 2008 and 2007.  The following discussion should be read in conjunction with the Financial Statements and related Notes appearing elsewhere in this Form 10/A.

Our financial statements are stated in US Dollars and are prepared in accordance with generally accepted accounting principals of the United States (“GAAP”).

Results of Operations for the Three Month Period Ended June 30, 2009 Compared to the Three Month Period Ended June 30, 2008.

Revenues

During the three month period ended June 30, 2009, the Company had total operating revenue in the amount of $524,240.  Of this $488,963 and $35,277 were generated from our healthcare management service and Chinese medical service, respectively.  During the three month period ended June 30, 2008, the Company had total operating revenue in the amount of $546,947.  Of this $514,053 and $32,894 were generated from our healthcare management service and Chinese medical service, respectively.

The Company’s operating revenue for the three month period ended June 30, 2009 decreased by $22,707 or approximately 4.2% as compared to the three month period ended June 30, 2008. The decrease in revenue was primarily attributable to the global financial crisis which led to a decrease in the number of customers as certain multinational companies had cut down the cost of staff benefits to its employees. There are three major types of customers: Individuals and Members, Enterprises including Government Agencies, and General Treatment. For different type of customers, there is different unit price. Each type’s proportion of the total is 23%, 70% and 7%, respectively.

The following chart illustrates the changes which occurred regarding the percent and amount of the Company’s revenue attributable to each customer type for the three month period ended June 30, 2009 and 2008:

	Three Month Period ended June 30,
Customer Type	2009 ($)	% of Total	2008 ($)	% of Total	$ Change	% Change
Individuals & Members	122,894	23%	90,303	17%	+32,591	+36%
Enterprises (including Government Agencies)	366,205	70%	425,801	78%	-59,596	-14%
Insurance Companies	-	0%	-	-	-	0%
Members' Families	-	0%	-	-	-	0%

General Treatment	35,141	7%	30,843	5%	+ 4,298	+14%
TOTAL	524,240	100%	546,947	100%	-22,707	-4%

The Company’s operating revenue from Individuals & Members and General Treatment for the three month period ended June 30, 2009 increased by $32,591 and $4,298, or approximately 36% and 14%, respectively as compared to the three month period ended June 30, 2008. On the other hand, the increase was set-off by the decrease in revenue from Enterprises of $59,596 or approximately 14% and result with an overall decrease of $22,707 or approximately 4% in total revenue.

The following chart illustrates the changes in our revenue generated by our health management service and Chinese medical service for the three month period ended June 30, 2009, as compared to the three month period ended June 30, 2008:

	Three Month Period ended June 30,
	2009	2008	% Change
Health management service revenue:
- Product sale	$-	-	0%
- Service revenue	488,963	514,053	- 4.9%

Total Health management service revenue:	488,963	514,053	- 4.9%

	Three Month Period ended June 30,
	2009	2008	% Change
Chinese medical service revenue:
- Product sale	$14,902	25,875	- 42.4%
- Service revenue	20,375	7,019	+190%

Total Chinese medical service revenue	35,277	32,894	+7.2%

The decrease in revenue generated by product sales under our Chinese Medical Service was primarily attributable to the suspension of the sale of certain kinds of medical products. Additionally, the Company reduced the number of Pharmacists of Chinese Medicine from two to one. The increase in Chinese medical service revenue was primarily attributable to the increased number of customers in rendering therapeutic massage.

Costs of Revenue

The cost of revenue for the three month period ended June 30, 2009 was $219,116, as compared to $240,951 for the three month period ended June 30, 2008, a decrease of $21,835 or approximately 9.1%.  The decrease in cost of revenue was primarily attributable to the fact that the Company experienced the following decreases: i) a medical consumables costs decreased by $6,436; ii) meals provided to customers decreased by $9,469; and iii) cost of electricity and other fees decreased by $5,930.

Operating Expenses

Our operating expenses for the three month period ended June 30, 2009 were $157,609.  Of this, $29,825 was allocated to depreciation, $114,599 was used in general and administrative expenses, and $13,185 was used for rental expenses.  Our operating expenses for the three month period ended June 30,

2008 were $164,811.  Of this, $49,117 was allocated to depreciation, $102,806 was used in general and administrative expenses, and $12,888 was used for rental expenses. The decrease in the Company’s depreciation expenses during the three month period ended June 30, 2009, as compared to the same period in June 2008 was primarily attributable to the fact that part of the Company’s fixed assets had been fully depreciated in 2008. The increase in the Company’s general and administrative expenses during the three month period ended June 30, 2009, as compared to the same period in June 2008 was primarily attributable to the fact that the Company experienced an increase in staff salaries.

The following chart illustrates the changes in our operating expenses for the three month period ended June 30, 2009, as compared to the three month period ended June 30, 2008:

	Three Month Period ended June 30,
	2009	2008	% Change
Operating expenses:
Depreciation	$29,825	$49,117	- 39.3%
General and administrative	114,599	102,806	+ 11.5%
Rental expense – related party	13,185	12,888	+ 2.3%

Total operating expenses	$157,609	$164,811	- 4.4%

Net Income

For the three month period ended June 30, 2009 the Company experienced net income of $115,573 as compared to net income of $126,234 for the three month period ended June 30, 2008, a decrease of $10,661, or approximately 8.4%.  The decrease in net income that the Company experienced was attributable to the decrease of revenue in  2009 of 4.2% and the additional income tax payment made in May 2009 for 2008 PRC income tax.

Results of Operations for the Six Month Period Ended June 30, 2009 Compared to the Six Month Period Ended June 30, 2008.

Revenues

During the six month period ended June 30, 2009, the Company had total operating revenue in the amount of $753,725.  Of this $697,405 and $56,320 were generated from our healthcare management service and Chinese medical service, respectively.  During the six month period ended June 30, 2008, the Company had total operating revenue in the amount of $833,492.  Of this $774,883 and $58,609 were generated from our healthcare management service and Chinese medical service, respectively.

The Company’s operating revenue for the six month period ended June 30, 2009 decreased by $79,767 or approximately 9.6% as compared to the six month period ended June 30, 2008. The decrease in revenue was primarily attributable to the global financial crisis which led to a decrease in the number of customers as certain multinational companies had cut down the cost of staff benefits to its employees. There are three major types of customers: Individuals and Members, Enterprises including Government Agencies, and General Treatment. For different type of customers, there is different unit price. Each type’s proportion of the total is 28%, 65% and 7%, respectively.

The following chart illustrates the changes which occurred regarding the percent and amount of the Company’s revenue attributable to each customer type for the six month period ended June 30, 2009 and 2008:

	Six Month Period ended June 30,
Customer Type	2009 ($)	% of Total	2008 ($)	% of Total	Change	% Change
Individuals & Members	210,872	28%	199,026	24%	+11,846	+6%
Enterprises (including Government Agencies)	486,771	65%	579,139	69%	-92,368	-16%
Insurance Companies	-	0%	-	-	-	0%
Members' Families	-	0%	-	-	-	0%
General Treatment	56,082	7%	55,327	7%	+755	+1%
TOTAL	753,725	100%	833,492	100%	-79,767	-10%

The Company’s operating revenue from Individuals & Members and General Treatment for the six month period ended June 30, 2009 increased by $11,846 and $755, or approximately 6% and 1%, respectively as compared to the six month period ended June 30, 2008. On the other hand, the increase was set-off by the decrease in revenue from Enterprises of $92,368 or approximately 16% and result with an overall decrease of $79,767 or approximately 9.6% in total revenue ..

The following chart illustrates the changes in our revenue generated by our health management service and Chinese medical service for the six month period ended June 30, 2009, as compared to the six month period ended June 30, 2008:

	Six Month Period ended June 30,
	2009	2008	% Change
Health management service revenue:
- Product sale	$-	$-	0%
- Service revenue	697,405	774,883	- 10%

Total Health management service revenue:	$697,405	$774,883	- 10%

	Six Month Period ended June 30,
	2009	2008	% Change
Chinese medical service revenue:
- Product sale	$28,648	$50,049	- 43%
- Service revenue	27,672	8,560	+ 223%

Total Chinese medical service revenue	$56,320	$58,609	- 3.9%

The decrease in revenue generated by product sales was primarily attributable to the suspension of the sale of certain kinds of medical products. Additionally, the Company reduced the number of Pharmacists of Chinese Medicine from two to one. The increase in Chinese medical service revenue was primarily attributable to the increased number of customers in rendering therapeutic massage.

Costs of Revenue

The cost of revenue for the six month period ended June 30, 2009 was $442,116, as compared to $469,266 for the six month period ended June 30, 2008, a decrease of $27,150 or approximately 5.8%.  The decrease in cost of revenue was primarily attributable to the fact that the Company experienced the following decreases: i) consumables costs decreased by $9,702; ii) meals provided to customers decreased by $13,950; and iii) cost of electricity and other fees decreased by $3,498.

Operating Expenses

Our operating expenses for the six month period ended June 30, 2009 were $358,346.  Of this, $85,134 was allocated to depreciation, $247,362 was used in general and administrative expenses, and $25,850 was used for rental expenses.  Our operating expenses for the six month period ended June 30, 2008 were $332,027.  Of this, $94,680 was allocated to depreciation, $212,335 was used in general and administrative expenses, and $25,012 was used for rental expenses. The decrease in the Company’s depreciation expenses during the six month period ended June 30, 2009, as compared to the same period in June 2008 was primarily attributable to the fact that part of the fixed assets of the Company had been fully depreciated in 2008. The increase in the Company’s general and administrative expenses during the six month period ended June 30, 2009, as compared to the same period in June 2008 was primarily attributable to the fact that the Company experienced an increase in staff salaries.

The following chart illustrates the changes in our operating expenses for the six month period ended June 30, 2009, as compared to the six month period ended June 30, 2008:

	Six Month Period ended June 30,
	2009	2008	% Change
Operating expenses:
Depreciation	$85,134	$94,680	-10.1%
General and administrative	247,362	212,335	+ 16.5%
Rental expense – related party	25,850	25,012	+ 3.4%

Total operating expenses	$358,346	$332,027	+8%

Net Income (Loss)

For the six month period ended June 30, 2009 the Company experienced a net loss of $(83,791) as compared to net income of $10,785 for the six month period ended June 30, 2008, a change of $94,576, or approximately 877%.  The change in net income (loss) that the Company experienced was attributable to the decreased of revenue in 2009 by 9.6%, increase in total operating expenses by 8% and additional income tax payment made in May 2009 for 2008 PRC income tax.

Results of Operations for the Fiscal Year Ended December 31, 2008 Compared to the Fiscal Year Ended December 31, 2007

Revenues

During the fiscal year ended December 31, 2008, the Company had total operating revenue in the amount of $2,033,156.  Of this $1,918,494 was directly attributable to revenue generated from the Company’s healthcare management service, and $114,662 was attributable to the Company’s Chinese medical service.

During the fiscal year end December 31, 2007, the Company had total operating revenue in the amount of $2,019,327.  Of this $1,957,318 was directly attributable to revenue generated from the Company’s healthcare management service, and $62,009 was attributable to the Company’s Chinese medical service.

The increase in total operating revenue from 2007 to 2008 was due to the increase of approximately $233,000 in revenue derived from services provided to government agencies and an increase of approximately $50,000 in revenue derived from general treatment services, offset by a decrease of approximately $50,000 in revenue derived from services provided to individuals and members, a decrease of approximately $100,000 in revenues derived from enterprises, and a decrease of approximately $237,000 in revenues derived from product sale as the management of Company placed more concentration on the health management services. After deducting the business tax and taking the exchange rate into consideration, 2008 revenue slightly exceeded 2007 revenue by approximately $13,800.  The following chart illustrates the changes in our Revenue for the fiscal year ended December 31, 2008, as compared to the fiscal year ended December 31, 2007:

	Year ended December 31,
	2008	2007	% Change
Health management service revenue:
- Product sale	-	$237,164	(100)%
- Service revenue	$1,918,494	$1,720,154	11.5%

Total Health management service revenue:	$1,918,494	$1,957,318	-2.0%

	Year ended December 31,
	2008	2007	% Change
Chinese medical service revenue:
- Product sale	$82,522	$53,345	55%
- Service revenue	$32,140	$8,664	271%

Total Chinese medical service revenue	$114,662	62,009	85%

Costs of Revenue

The cost of revenue for the fiscal year ended December 31, 2008 was $1,150,507 as compared to $902,776 for the fiscal year ended December 31, 2007.  The increase in cost of revenue was attributable to several factors including an increase of approximately $209,000 in staff salaries and related employee expenses, an increase of approximately $83,000 in depreciation expense, an increase in the cost of medical consumables of approximately $70,000 which is attributable to domestic inflation in China, and a reduction in the exchange rate between the Renminbi Yuan (“RMB”) and the US dollar. In 2007, the average exchange rate was RMB 7.563 per one US dollar; while in 2008, the average exchange rate decreased to RMB 6.962 per one US dollar.

Operating Expenses

Our operating expenses for the fiscal year ended December 31, 2008 were $ 709,620 ..  Of this, $198,937 was allocated to depreciation, $ 459,867 was used in general and administrative expenses, and $50,816 was used for rental expenses.

Our operating expenses for the fiscal year ended December 31, 2007 were $656,974.  Of this, $168,294 was allocated to depreciation, $441,881 was used in general and administrative expenses, and $46,799 was used for rental expenses.

The increase in our aggregate operating expenses from 2007 to 2008 was mainly due to an increase of approximately $30,000 and $ 18, 000 in depreciation expenses and general and administrative expenses, respectively. The increase in depreciation expense was a result of an increase of approximately $260,000 in fixed assets during the fiscal year. Furthermore, the increase in general and administrative expenses was primarily attributed from an increase in repair and maintenance expense on medical equipment of about $47,400 from $1,600 for the fiscal year ended December 31, 2007 to about $49,000 for the fiscal year ended December 31, 2008.

 The following chart illustrates the changes in our operating expenses for the fiscal year ended December 31, 2008, as compared to the fiscal year ended December 31, 2007:

	Year ended December 31,
	2008	2007	% Change
Operating expenses:
Depreciation	$198,937	$168,294	18.2%
General and administrative	$459,867	$441,881	4.1%
Rental expense – related party	$50,816	$46,799	8.6%

Total operating expenses	$709,620	$656,974	8.0%

Other income

Other income for the fiscal year ended December 31, 2008 was $ Nil as compared to other income of $12,176 for the fiscal year ended December 31, 2007. The other income in 2007 represent the gain on disposal of plant and equipment

Net Income

Net income for the fiscal year ended December 31, 2008 was $120,618 as compared to net income of $409,771 for the fiscal year ended December 31, 2007. The decrease in net income was attributable to the increase in cost of revenue of approximately $248,000, increase in depreciation expense of approximately $31,000, increase in general and administrative expenses of approximately $ 18 ,000, offset by the increase in operating revenue of approximately $13,800 and appreciation of the local currency Renminbi Yuan..

Income Tax Expense

The Company’s Income Tax Expense for the fiscal year ended December 31, 2008 was $52,970, as compared to Income Tax Expense in the amount of $63,928 for the fiscal year ended December 31, 2007.  The decrease in Income Tax Expense was mainly attributable to a reduction in the applicable income tax rate from 33% to 25%.  The following chart illustrates the changes in our Income Tax Expense for the fiscal year ended December 31, 2008, as compared to the fiscal year ended December 31, 2007:

	Year ended December 31,
	2008	2007	% Change

Income tax expense	$52,970	$63,928	-17%

Liquidity and Capital Resources

As noted above, within the next three years, it is our objective to establish an additional two medical clinics in China through which we are able to provide high quality medical care to Chinese citizens.  We will model our clinics after the clinic that we currently operate in Dalian.  We anticipate establishing affiliate medical clinics in the following cities, in the following order: 1) Beijing; and 2) Shenyang.  We estimate that it will cost approximately $5,000,000 to open each new facility.  The costs associated with the opening of each clinic will ultimately depend upon the location the clinic.  We anticipate that the funding for the clinics will come from equity sales and private funding from Mr. ShuBin Wang, one of our directors, and Feng Gu our Chief Executive Officer. The cost of each clinic will depend on the location of each facility.

Currently, we have limited operating capital.  We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the revenues generated from our business operations alone may not be sufficient to fund our operations or planned growth.  We will likely require additional capital to continue to operate our business, and to further expand our business.  We may be unable to obtain additional capital required.   Our inability to raise additional funds when required may have a negative impact on our operations, business development and financial results.

We plan to pursue sources of additional capital through various financing transactions or arrangements, including equity financing, or in the form of loans from our majority shareholders, ShuBin Wang and Feng Gu.  We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.

Total Current Assets & Total Assets

As of June 30, 2009, our unaudited balance sheet reflects that we have: i) total current assets of $1,414,540, as compared to total current assets of $1,378,785 as of December 31, 2008; and ii) total assets of $2,647,551 as of June 30, 2009, compared to total assets of $2,633,921 as of December 31, 2008, an increase of $13,630, or approximately 0.5%.

Total Current Liabilities

As of June 30, 2009, our unaudited balance sheet reflects that we have: i) total current liabilities of $512,818, compared to total current liabilities of $418,094 as of December 31, 2008; and ii) total liabilities of $1,655,328, compared to total liabilities of $1,559,170 as of December 31, 2008, an increase of $96,158, or approximately 6.2%.  The increase in the Company’s total current liabilities was primarily attributable to the temporary advances from directors and increase in accrued expenses such as medical consumables and office rent.

Cash Flow

A summary of our cash flows for the six month period ended June 30, 2009 and 2008 is as follows:

Six Month Period Ended June 30, 2009 and 2008

	Six Month Period Ended June 30,
	2009	2008

Net cash provided by operating activities	$40,593	$539,314
Net cash used in investing activities	$(581,634)	$(650,548)
Net cash provided by (used in) financing activities	$653,157	$(363,706)
Effect of exchange rate change on cash and cash equivalents	$113	$38,112
Net change in cash and cash equivalents	$112,229	$(436,828)

Cash and cash equivalents, Beginning of Period	$395,156	$651,598

Cash and cash equivalents End of Period	$507,385	$214,770

Six Month Period Ended June 30, 2009 and 2008 Net cash provided in our operating activities was $40,593 for the six month period ended June 30, 2009, as compared to net cash provided by our operating activities of $539,314 for the six month period ended June 30, 2008, a decrease of $498,721, or approximately 92.5%.  The primary reason for the decrease in net cash provided by operating activities for the six months ended June 30, 2009 as compared to the same period in 2008 was the increase of accounts receivable, and the decrease of accounts payable.

Net cash used in our investing activities was $581,634 for the six month period ended June 30, 2009, as compared to net cash used in investing activities of $650,548 for the six month period ended June 30, 2008, a decrease of $68,914, or approximately 10.6%.  The primary reason for the decrease in net cash used in investing activities for the six month period ended June 30, 2009 as compared to the same period in 2008 was due to the Company acquired less plant and equipment in 2009 as compared to 2008.

Net cash provided by our financing activities was $653,157 for the six month period ended June 30, 2009, as compared to net cash used in our financing activities of $(363,706) for the six month period ended June 30, 2008, a change of $1,016,863, or approximately 280%.  The primary reason for the decrease in net cash provided by financing activities for the six month period ended June 30, 2009 as compared to the same period in 2008 was due to the temporary advances from the directors.

A summary of our cash flows for the fiscal year ended December 31, 2008 and 2007 is as follows:

Year Ended December 31, 2008 and 2007

	Year Ended December 31,
	2008	2007

Net cash provided by operating activities	$1,138,364	$948,190
Net cash used in investing activities	$(529,815)	$(894,588)
Net cash used in financing activities	$(912,712)	$-
Effect of exchange rate change on cash and cash equivalents	$47,721	$66,528
Net Change in Cash and Cash equivalents	$(256,442)	$120,130

Cash and Cash Equivalents, Beginning of Year	$651,598	$531,468

Cash and Cash Equivalents End of Year	$395,156	$651,598

Year Ended December 31, 2008 Net cash provided by our operating activities was $1,138,364 for the fiscal year ended December 31, 2008.  The major source of cash inflow from our operating activities was net income of $120,618 and depreciation of $466,037. Changes in operating assets and liabilities included cash inflow resulting from an increase in prepayments, deposits and other receivables of $449,481 and accounts receivables of $122,099. For the fiscal year ended December 31, 2008, our net cash used in investing activities was $529,815 which arose from the acquisition of new medical equipment and prepayment to equipment vendor.  Our net cash used in financing activities was $912,712 which arose from the advances to directors.

Year Ended December 31, 2007 Net cash provided by our operating activities was $948,190 for the fiscal year ended December 31, 2007.  The major source of cash inflow from our operating activities was net income of $409,771. Changes in operating assets and liabilities included cash inflow resulting from an increase in account payables of $257,819 and amounts due to a directors of $406,892. This cash inflow was offset by cash outflow from an increase in prepayments, deposits and other receivables of $464,652. For the fiscal year ended December 31, 2007, our net cash used in investing activities was $894,588 which arose from the acquisition of new medical equipment. There was no cash inflow or outflow from financing activities for the fiscal year ended December 31, 2007.

Changes in Operating Assets and Liabilities

Below are the major changes in operating assets and liabilities under cash flows from operating activities for the six month periods ended June 30, 2009 and 2008:

Six Month Period Ended June 30, 2009 and 2008

	Six Month Period ended June 30,
	2009	2008
Changes in operating assets and liabilities:
Accounts receivable	$(78,843)	$24,910
Accounts payable	$(46,963)	$100,954
Prepayments, deposits and other receivables	$18,199	$171,472

Accounts Receivable  Our changes in accounts receivable decreased from $24,910 in June 30, 2008 to $(78,843)  in June 30, 2009 was primarily attributable to the fact that less accounts receivable were collected in 2009.

Accounts Payable  Our changes in accounts payable decreased from $100,954 in June 30, 2008 to $(46,963) in June 30, 2009 was primarily attributable to the repayment to vendors for the purchase of medical consumables.

Prepayments, Deposits and Other Receivables  Our changes in prepayments, deposits and other receivables decreased from  $171,472 in June 30, 2008 to $18,199 in June 30, 2009 was primarily attributable to a reduced collection of other receivables in 2009.

Below are the major changes in operating assets and liabilities under cash flows from operating activities for the fiscal year ended December 31, 2008 and 2007:

Fiscal Year Ended December 31, 2008 and 2007

	Year ended December 31,
	2008	2007
Changes in operating assets and liabilities:
Accounts receivable, trade	$122,099	$31,733
Prepayments, deposits and other receivables	$ 449,481	$ (464,652)
Accounts payable	$(33,022)	$257,819
Amounts due to directors	$ -	$406,892

Accounts Receivable As reflected on our statements of cash flow, our changes in accounts receivable increased from $31,733 in December 31, 2007 to $122,099 in December 31, 2008.  The change in accounts receivable was primarily attributable to the fact that we intensified our efforts to collect outstanding accounts receivable in 2008.  We collected accounts receivable totaling $131,217 while the amount of outstanding accounts receivable increased by approximately $9,118 in 2008.  As a result, accounts receivable decreased by approximately $122,099 during 2008.

Prepayments, deposits and other receivables Our changes in prepayments, deposits and other receivables increased from ($464,652) in 2007 to $449,481 in 2008.  The increase from 2007 to 2008 was primarily a result of the repayment from other receivables.

Accounts Payable As reflected in our statements of cash flow, there was an overall decrease of approximately $33,000 in our accounts payable in 2008.  This change was attributable to the fact that there was an increase of approximately $135,000 in accounts payable due to unpaid medical consumables and assets in 2008 while paid accounts payable were reduced by approximately $168,000.

Amounts due to directors As reflected in our statements of cash flow, there was an overall decrease of approximately $407,000 in our amounts due to directors in 2008. The decrease from 2007 to 2008 was primarily a result of full repayment to directors.

Off Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

ITEM 3. PROPERTIES

Medical Medical Clinic

Lease Agreement

On January 12, 2004, the Registrant’s operating affiliate, Dalian Vitup Healthcare entered into a House Lease Agreement with Shubin Wang for the lease of a portion of the premises housing its medical clinic. Pursuant to the terms of the House Lease Agreement, Dalian Vitup Healthcare leased a portion of the property located at No. 108-1, 108-2, Nanshan Road, Zhongshan District, Dalian for a period of 15 years at an initial annual rental rate of RMB 100,000 (approximately US$13,835.30). Pursuant to the terms of the House Lease Agreement, the lease is for a term of 15 years, the lease is not cancelable, and the annual rental rate will be adjusted every two years through consultation between the parties.  Additionally, under the House Lease Agreement, Dalian Vitup Healthcare is responsible for the payment of all taxes, expenses and other relevant charges arising out their occupation of the leased premises.  A copy of the House Lease Agreement was filed as Exhibit 10.8 to the Company’s Form 10 filed with the Securities and Exchange Commission on May 1, 2008, and is herein incorporated by reference.   On March 12, 2006, the parties agreed to adjust the annual rental rate in the House Lease Agreement to RMB 348,000 (approximately US$49,983.40), effective April 2006.  A copy of the Supplemental House Lease Agreement with the information relating to the adjustment of the annual rental rate was filed as Exhibit 10.15 to the report on Form 10-K filed with the SEC on April 15, 2009, and is herein incorporated by reference.

On August 15, 2006, Dalian Vitup Management entered into a House Lease Agreement with Shubin Wang for the lease of office space.  Pursuant to the terms of the House Lease Agreement, Dalian Vitup Management leased a portion of the property located at No No. 108-1, 108-2, Nanshan Road, Zhongshan District, Dalian for a period of 20 years at an annual rental rate of RMB 5,800 (approximately US$833).  Pursuant to the terms of the House Lease Agreement, the lease is not cancelable, and the annual rental rate will be adjusted every two years through consultation between the parties.  Additionally, under the House Lease Agreement, Dalian Vitup Management is responsible for the payment of all taxes, expenses and other relevant charges arising out their occupation of the leased premises.  The foregoing description of the House Lease Agreement is qualified in its entirety by reference to the House Lease Agreement which is filed as Exhibit 10.16 to the report on Form 10-K filed with the SEC on April 15, 2009, and is herein incorporated by reference.

Mobile Medical Check-up Facility

Our operating affiliate operates a mobile medical check-up facility which is based at its facility in Dalian.  The mobile medical facility is located in a converted passenger bus and is designed to provide the Company with the ability to offer its medical check-up services on-site at its various customers’ business operations and factories.  The mobile clinic contains a variety of modern medical equipment.

Equipment

Within our medical facilities and mobile medical clinic, our operating affiliates own and utilize a variety of modern medical devices for diagnosis and treatment, including, but not limited to: a) a Quantum Resonance Spectrometer; b) an Acuson Aspen Siemens Color Ultrasound System; c) an Osteospace; d) a Body Composition Analyzer; e) a Blood Lead Detector; f) a Remote Control X-Ray System; g) an Automatic Biochemical Analyzer; and h) a Japanese Full Automatic Blood Cell Counter.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of October 1 , 2009, the ownership of each person known by the Registrant to be a beneficial owner of 5% or more of its common stock. Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrants or other right to acquire additional securities of the Registrant except as may be otherwise noted.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class
Common	ShuBin Wang No. 108-1 South Road, Zhongshan District, Dalian, P.R. China	8,560,656(1)	57.1%
Common	Feng Gu No. 108-1 South Road, Zhongshan District, Dalian, P.R. China	8,560,656(2)	57.1%
Common	Meng Ying Wang No. 108-1 South Road, Zhongshan District, Dalian, P.R. China	1,880,000	12.53%

(1)

This figure includes 3,392,865 shares owned directly by Feng Gu, ShuBin Wang’s wife, of which ShuBin Wang may be deemed to be the beneficial owner.

(2)

This figure includes 5,167,791 shares owned directly by ShuBin Wang, of which Feng Gu may be deemed to be the beneficial owner.

Security Ownership of Management

The following table sets forth, as of October 1 , 2009, the ownership of each executive officer and director of the Registrant, and of all executive officers and directors of the Registrant as a group. Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrants or other right to acquire additional securities of the Registrant except as may be otherwise noted.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class
Common	ShuBin Wang (1) No. 108-1 South Road, Zhongshan District, Dalian, P.R. China	8,560,656 (2)	57.1%
Common	Feng Gu (1) No. 108-1 South Road, Zhongshan District, Dalian, P.R. China	8,560,656(3)	57.1%
Common	Mr. Xun Yuan (1) No. 108-1 South Road, Zhongshan District, Dalian, P.R. China	0	0.0%

Common	Mr. Laifu Zhong (1) No. 108-1 South Road, Zhongshan District, Dalian, P.R. China	0	0.0%
Common	Mr. Liming Gong (1) No. 108-1 South Road, Zhongshan District, Dalian, P.R. China	0	0.0%
Common	Ms. Yan Zheng (1) No. 108-1 South Road, Zhongshan District, Dalian, P.R. China	0	0.0%
Common	Dr. JuKun Huang (1) No. 108-1 South Road, Zhongshan District, Dalian, P.R. China	0	0.0%
Common	All Directors and Officers as a Group (7 in total)	8,560,656	57.1%

(1)

Officer or Director of the Registrant

(2)

This figure includes 3,392,865 shares owned directly by Feng Gu, ShuBin Wang’s wife, of which ShuBin Wang may be deemed to be the beneficial owner.

(3)

This figure includes 5,167,791 shares owned directly by ShuBin Wang, of which Feng Gu may be deemed to be the beneficial owner.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Directors, Executive Officers and Significant Employees

The respective positions and ages of our directors and executive officers of the Registrant, Dalian Vitup Management, Dalian Vitup Healthcare, and the Dalian Vitup Clinic are shown in the following tables. Each director has been elected to hold office until the next annual meeting of shareholders and thereafter until his successor is elected. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

China Vitup Health Care Holdings, Inc.

Name	Age	Position	Director or Officer Since

Mr. ShuBin Wang	43	Director	October 2006
Ms. Feng Gu	44	Director & Chief Executive Officer	October 2006
Mr. Xun Yuan	53	Director	October 2006

Mr. Laifu Zhong	67	Director	October 2006
Mr. Liming Gong	62	Director	October 2006
Ms. Yan Zheng	38	Chief Financial Officer	October 2006
Dr. Huang JuKun	37	Chief Medical Director	January 2007

Dalian Vitup Healthcare Holdings, Inc. – British Virgin Islands

Name	Age	Position

ShuBin Wang	43	Executive Director
ShuBin Wang	43	Chief Executive Office
ShuBin Wang	43	Chief Financial Officer

Dalian Vitup Management

Name	Age	Position

Mr. ShuBin Wang	43	Executive Director
Ms. Feng Gu	44	Chief Executive Officer
Ms. Yan Zheng	38	Chief Financial Officer
Dr. Huang JuKun	37	Chief Medical Director

Dalian Vitup Healthcare

Name	Age	Position

Mr. ShuBin Wang	43	President & Director
Ms. Feng Gu	44	Chief Executive Officer & Director
Ms. Yan Zheng	38	Chief Financial Officer
Dr. Huang JuKun	37	Chief Medical Director

Dalian Vitup Clinic

Name	Age	Position

Mr. ShuBin Wang	43	Executive Director
Ms. Feng Gu	44	General Manager

Biographical Information

Mr. ShuBin Wang.  Mr. ShuBin Wang (“Mr. Wang”) has been the Chairman of the Board of Directors (the “Board”) of the Registrant since October 2006.  His primary responsibility is the general management of the Board.  In addition to serving on the Board, Mr. Wang also serves as: i) the Executive Director of the Registrant’s wholly-owned subsidiary, Dalian Vitup Management; ii) as the President and Director of the Registrant’s operating affiliate, Dalian Vitup Healthcare; and iii) as the Executive Director of the Registrant’s operating affiliate, the Dalian Vitup Clinic. Prior to beginning his tenure as the Chairman of the Board of the Registrant, Mr. Wang co-founded Dalian Vitup Healthcare in 2004.  Dalian Vitup Healthcare is the primary business operation of the Registrant.  In 1998, Mr. Wang founded a chain of Herbal Pharmacy stores located throughout China, which he actively managed until 2004.  From 1994 to 1998, Mr. Wang served as the manager of PACC (Pingan) Insurance, where he oversaw the company’s operations.    Mr. Wang holds a Master of Business Administration from the Dalian University of Science and Technology, located in Dalian City in the Liaoning Province of the PRC.

Ms. Feng Gu.  Ms. Feng Gu (“Ms. Gu”) has been the Chief Executive Officer (“CEO”) and a Director of the Registrant since October 2006.  In addition to serving in her various capacities for the Registrant, Feng Gu also serves as: i) the CEO of the Registrant’s wholly-owned subsidiary, Dalian Vitup Management; ii) as the CEO and Director of the Registrant’s operating affiliate, Dalian Vitup Healthcare; and iii) as the General Manager of the Registrant’s operating affiliate, the Dalian Vitup Clinic.  Ms. Gu worked as an Inspector for the Dalian Provincial Government from 1994 to 2004.  Prior to holding that position, she served as an Inspector of the Jilin Provincial Government from 1986 to 1994.  Ms. Gu holds a Law Degree from the Chang Chun University.

Mr. Xun Yuan.  Mr. Xun Yuan (“Mr. Yuan”) has been a Director of the Registrant since October 2006.  In addition to serving on the Board, from 1995 to the present, Mr. Yuan has served as the Deputy President of Dalian University located in Dalian, China.  Prior to becoming the Deputy President, from 1987 to 1995 Mr. Yuan served as the Section Chief of the Education Administration at the Medical College of Dalian University.  Additionally, Mr. Yuan served as a Teacher at the Dalian Hygiene School from 1983 to 1987.  He holds a Medical Degree from the China Medical University.

Mr. Laifu Zhong. Mr. Laifu Zhong (“Mr. Zhong”) has been a Director of the Registrant since October 2006.  In addition to serving on the Board, from 1974 to the present, Mr. Zhong has been a Professor of Preventative Medicine at the Dalian Medical University located in Dalian, China.   He also serves as the Chief of the Sino-Japanese Cooperation Medicament Science Research Institute at the Dalian University.

Mr. Liming Gong.  Mr. Liming Gong (“Mr. Gong”) has been the President and a Director of the Registrant since October 2006.  In addition to serving on the Board, from 1995 to the present, Mr. Gong has been the President at the Dalian Medical University, located in Dalian, China.   Prior to becoming the President at the Dalian Medical University, Mr. Gong served as the Deputy Chief of the Dalian Education Bureau from 1990 to 1995.  He holds a Bachelors Degree from the Liaoning Normal University.

Ms. Yan Zheng.  Ms. Yan Zheng (“Ms. Zheng”) has been the Chief Financial Officer (“CFO”) of the Registrant since October 2006.  In addition to serving as the CFO of the Registrant, Ms. Zheng also serves as: i) the CFO of the Registrant’s wholly-owned subsidiary, Dalian Vitup Management; and ii) as the CFO of the Registrant’s operating affiliate, Dalian Vitup Healthcare.  Prior to joining the Registrant, Ms. Zheng worked from 2005 to 2006 as the CFO of Dalian Panissoni, a software engineering company.  Additionally, from 2001 to 2005 she was the Financial Inspector General of Dalian Content Austria Health Management.  Ms. Zheng has a Master’s Degree in accounting from the Dalian Northeast Finance and Economics University.

Mr. Huang JuKun.  Mr. Huang JuKun (“Mr. Huang”) has been the Chief Medical Officer of the Registrant since January 2007.  In addition to serving as the Chief Medical Officer of the Registrant, Mr. Huang also serves as the Chief Medical Officer of the Registrant’s wholly-owned subsidiary, Dalian Vitup Management.  Prior to joining the Registrant, Mr. Huang worked as an advisor in the Academic Development Department of Xinyi Corp. from March 31, 2007 to May 21, 2007.  As an advisor in the Academic Development Department, Mr. Huang was responsible for the oversight of the medical and development department of Xinyi Corp.   From August 21, 2001 to March 31, 2007, Mr. Huang served as the President of The QiGong Institute of Traditional Chinese Medicine.  As the President of The Qigong Institute of Traditional Chinese Medicine, Mr. Huang was responsible for the review of traditional Chinese medicine of the QiGong Institute of Traditional Chinese medicine.

Family Relationships

Mr. ShuBin Wang, chairman of the Board, is married to Ms. Feng Gu, director and CEO of the Registrant.  Aside from the foregoing, there are no family relationships between any of the current directors or officers of the Registrant.

Directorships

None of the Registrant’s executive officers or directors is a director of any company with a class of equity securities registered pursuant to Section 12 of the Securities exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Involvement in Certain Legal Proceedings

None of the Registrant’s officers, directors, promoters or control persons has been involved in the past five (5) years in any of the following:

(1)

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)

Any conviction in a criminal proceedings or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)

Being found by a court of competent jurisdiction (in a civil action), the SEC or the U.S. Commodity Futures Trading Commission to have violated a federal or state securities laws or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission.  Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.  Based upon a review of all filings regarding the Company which have been filed with the Securities and Exchange Commission, the Company believes that all Section 16(a) forms have been filed as required.

Code of Ethics

The Company has not yet adopted a code of ethics.  The Company intends to adopt a code of ethics in the near future.

Audit Committee Expert

The Company does not have an Audit Committee

ITEM 6. EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth executive compensation for fiscal years ended December 31, 2008 and 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Award(s) ($)	Non-Equity Incentive Plan Compensation (#)	Non-qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Shubin Wang, Director	2008 2007	-- --	-- --	-- $48,981	-- --	-- --	-- --	-- --	-- $48,981(1)
Feng Gu, Chief Executive Officer	2008 2007	$13,789 $12,698	-- --	-- --	-- --	-- --	-- --	-- --	$13,789(2) $12,698(2)
Zheng Yan , Chief Financial Officer	2008 2007	-- --	-- --	-- --	-- --	-- --	-- --	-- --	-- --
Huang Jukun , Chief Medical Officer	2008 2007	$4,309 --	-- --	-- --	-- --	-- --	-- --	-- --	$4,309 --

(1)

This amount represents 32,654 shares of the Company’s common stock that was issued in exchange for services rendered as a Director of the Registrant, which services were valued at $48,981, based on the share price of $1.50 for 32,654 shares of common stock at the grant date.

(2)

These figures represent funds paid to Feng Gu for her services rendered as the CEO of the Registrant’s subsidiary, Dalian Vitup Management.

Employment Agreements

We do not have signed employment agreements with our officers. We provide our officers with retirement benefits as required under PRC law.  We do not have any agreements for compensation of officers after their resignation or retirement.

Subsidiary Employment Agreements

The Company’s subsidiary Dalian Vitup Management. has entered into employment agreements with its executive officers.  The following discussion identifies and summarizes the employment agreements that Dalian Vitup Management has entered into with its executive officers:

Senior Management Staff Employment Contract – ShuBin Wang

On September 1, 2006 Dalian Vitup Management entered into a five year employment contract with Mr. ShuBin Wang, pursuant to which, Dalian Vitup Management agreed to employ Mr. Wang as the President of the Board of Dalian Vitup Management.  The foregoing description of the Senior Management Staff Employment Contract with Shubin Wang is qualified in its entirety by reference to the agreement which was filed as Exhibit 10.9 to the Company’s  Form 10 filed with the Securities and Exchange Commission on May 1, 2008, and is herein incorporated by reference.

Senior Management Staff Employment Contract – Feng Gu

On September 1, 2006 Dalian Vitup Management entered into a five year employment contract with Ms. Feng Gu, pursuant to which Dalian Vitup Management  agreed to employ Ms. Gu as the Chief Executive Officer of Dalian Vitup  Management Holdings Co., Ltd The foregoing description of the Senior Management Staff Employment Contract with Feng Gu is qualified in its entirety by reference to the agreement which was filed as Exhibit 10.10 to the Company’s  Form 10 filed with the Securities and Exchange Commission on May 1, 2008, and is herein incorporated by reference.

Senior Management Staff Employment Contract – Zheng Yan

On September 1, 2006 Dalian Vitup Management entered into a five year employment contract with Ms. Zheng Yan, pursuant to which Dalian Vitup Management agreed to employ Ms. Zheng Yan as the Chief Financial Officer of Dalian Vitup Management.  The foregoing description of the Senior Management Staff Employment Contract with Zheng Yan is qualified in its entirety by reference to the agreement which was filed as Exhibit 10.11 to the Company’s  Form 10 filed with the Securities and Exchange Commission on May 1, 2008, and is herein incorporated by reference.

Senior Management Staff Employment Contract – Huang JuKun

On September 1, 2006 Dalian Vitup Management entered into a five year employment contract with Mr. Huang Jukun, pursuant to which Dalian Vitup Management agreed to employ Mr. Jukun as the Chief Medical Officer of Dalian Vitup Management.  The foregoing description of the Senior Management Staff Employment Contract with Huang Jukun is qualified in its entirety by reference to the agreement which was filed as Exhibit 10.12 to the Company’s  Form 10 filed with the Securities and Exchange Commission on May 1, 2008, and is herein incorporated by reference.

Stock Option Plans

No member of Registrant’s management has been granted any stock option or stock appreciation right.

Termination of Employment and Change of Control Arrangement

There are no compensatory plans or arrangements, including payments to be received from the Registrant, with respect to any person named in the Summary Compensation Table set out above which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of such person's employment with the Registrant or its subsidiaries, or any change in control of the Registrant, or a change in the person's responsibilities following a change in control of the Registrant.

Future compensation of officers will be determined by the board of directors based upon the financial condition and performance of the Registrant, the financial requirements of the Registrant, and individual performance of each officer.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Registrant for the benefit of its employees.

Director Compensation

The Registrant’s directors are not paid any salary as compensation for services they provide as directors of the Registrant. Except as identified in the chart below, no additional amounts are payable to the Registrant's directors for committee participation or special assignments.

The following table sets forth the compensation of our directors for the fiscal year ended December 31, 2008:

	Fees Earned			Non-Equity
	And			Incentive	Non-qualified
	Paid in	Stock	Option	Plan	Compensation	All other
Name	Cash	Award(s)	Award(s)	Compensation	Earnings	Compensation	Total

Shubin Wang	--	--	--	--	--	--	--
Feng Gu	$13,789(1)	--	--	--	--	--	$13,789(1)
Xun Yuan	--	--	--	--	--	--	--
Laifu Zhong	--	--	--	--	--	--	--
Mr. Liming Gong	--	--	--	--	--	--	--

(1)

These figures represent funds paid to Feng Gu for her services rendered as the CEO of the Registrant’s subsidiary, Dalian Vitup Management.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As noted above, the Registrant does not directly carry on any business operations due to PRC laws and does not have a direct ownership interest in the Dalian Vitup Clinic through which business operations are conducted.  However, through a series of contractual arrangements entered into by its wholly-owned subsidiary, the Registrant is able to: i) exert effective control over its PRC operating affiliates; ii) receive all the economic benefits derived from the business operations of its PRC operating affiliates, which in turn flow to the Registrant; and iii) have an exclusive option to purchase all or part of the equity interests in Dalian Vitup Healthcare.

The specific contractual agreements that allow the Registrant to exert effective control over its operating affiliates and receive all the economic benefits of the business activities of Dalian Vitup Healthcare and the Dalian Vitup Clinic are as follows: 1) a Loan Agreement; 2) a Share Pledge Contract; 3) an Exclusive Option Contract; 4) a Proxy Agreement; 5) a Amended Consulting Agreement; and 6) a Shift Contract (collectively referred to as the “Control Agreements”).  The following is a summary of the contractual agreements.

Loan Agreement

On September 1, 2006 ShuBinWang and Feng Gu entered into the Loan Agreement (“Loan Agreement”) with Dalian Vitup Management for the purpose of implementing the Registrant’s VIE structure.

Pursuant to the terms of the Loan Agreement:

•

Dalian Vitup Management loaned ShuBin Wang and Feng Gu RMB 8,000,000 (approximately US$970,756).

•

The loan is a non-interest bearing loan that is payable at will by ShuBin Wang and Feng Gu; the term payable at will means the loan does not have a maturity date; The loan is currently outstanding.

•

The term of the Loan Agreement is from the disbursement date of the loan to the date of full repayment of the loan.  Because the loan is payable at will by ShuBin Wang and Feng Gu, the Loan Agreement does not have a specific termination date.

•

Notwithstanding the foregoing, Dalian Vitup Management may demand full payment on the loan if any of the following events occur: i) ShuBin Wang or Feng Gu are fired or dismissed from Dalian Vitup Management or any of Dalian Vitup Management’s affiliates; ii) either ShuBin Wang or Feng Gu die or become incapacitated; iii) either ShuBin Wang or Feng Gu engage in or are involved in criminal conduct; iv) any third party files a claim against ShuBin Wang or Feng Gu in excess of RMB 100,000 (approximately US$13,215); or v) Dalian Vitup Management chooses to exercise its right to purchase the shares of Dalian Vitup Healthcare pursuant to its rights under the Exclusive Option Contract, which is more fully described below.  Aside from the foregoing, there are no events that would provide Dalian Vitup Management with the authority to demand immediate full repayment of the loan.

•

The loan is secured by ShuBin Wang and Feng Gu’s shares of stock in Dalian Vitup Healthcare through the Share Pledge Contract discussed below.

•

ShuBin Wang and Feng Gu may not, without the prior written consent of Dalian Vitup Management, sell, transfer, mortgage, pledge, dispose of by any other means or place any other secured rights on its shares and interests in Dalian Vitup Health Care.

•

Upon the full repayment of the balance of the loan, ShuBin Wang and Feng Gu are required to transfer 100% of their shares of stock in Dalian Vitup Healthcare, amounting to 100% of the capital stock of Dalian Vitup Healthcare, to Dalian Vitup Management, or a party designated by Dalian Vitup Management, in accordance with the laws of the PRC.

Share Pledge Contract

The Share Pledge Contract, dated September 1, 2006, is by and among Dalian Vitup Management, ShuBin Wang, Feng Gu, and Dalian Vitup Healthcare. Pursuant to the terms of the Share Pledge Contract:

•

ShuBin Wang and Feng Gu have pledged all of their equity interest in Dalian Vitup Healthcare, which amounts to 100% of Dalian Vitup Healthcare, to Dalian Vitup Management to secure their obligations under the relevant contractual control agreements, including but not limited to, their repayment obligations under the Loan Agreement.

•

ShuBin Wang and Feng Gu have each agreed not to transfer, sell, pledge or otherwise dispose of or create any encumbrance on their equity interest in Dalian Vitup Healthcare without the consent of Dalian Vitup Management.

•

The Share Pledge Contract terminates upon ShuBin Wang and Feng Gu’s fulfillment of their respective obligations under the Loan Agreement. However, as noted above, pursuant to the terms of the Loan Agreement, upon the full repayment of the balance of the loan, ShuBin Wang and Feng Gu are required to transfer 100% of their shares of stock in Dalian Vitup Healthcare, amounting to 100% of the capital stock of Dalian Vitup Healthcare, to Dalian Vitup Management, or a party designated by Dalian Vitup Management, in accordance with the laws of the PRC.

Exclusive Option Contract

The Exclusive Option Contract, dated September 1, 2006, is by and among Dalian Vitup Management, ShuBin Wang, Feng Gu, and Dalian Vitup Healthcare. Pursuant to the terms of the Exclusive Option Contract:

•

Dalian Vitup Management may, in its sole and absolute discretion, elect to purchase 100% of the stock owned by ShuBin Wang and Feng Gu in Dalian Vitup Healthcare, which amounts to 100% of the capital stock of Dalian Vitup Healthcare.

•

The Exclusive Option Contract provides that the price at which Dalian Vitup Management can purchase all of ShuBin Wang’s and Feng Gu’s interest in Dalian Vitup Healthcare shall be equal to the actual capital contributions that ShuBin Wang and Feng Gu paid for the option shares.  The aggregate capital contributions that ShuBin Wang and Feng Gu have paid for the option shares is US$1,000,000; therefore, the price at which Dalian Vitup Management can purchase all of Mr. Wang’s and Ms. Gu’s interest is US$1,000,000.  There are no current PRC laws in effect that would require any type of appraisal to determine the stock price of the option shares; however, in the event that PRC law were to require an appraisal to determine the stock price of the option shares, the parties agree that the purchase price shall be the lowest price allowed under the applicable laws.

•

Neither ShuBin Wang, Feng Gu, nor Dalian Vitup Healthcare may enter into any transaction that could materially affect Dalian Vitup Healthcare’s assets, liabilities, equity or operations without the prior written consent of Dalian Vitup Management.

•

Neither ShuBin Wang, Feng Gu, nor Dalian Vitup Healthcare will distribute any dividends without the prior written consent of Dalian Vitup Management.

•

Dalian Vitup Management, and/or its designee, has an exclusive option to purchase all of ShuBin Wang and Feng Gu’s interest in Dalian Vitup Healthcare; such interest comprises 100% of the Dalian Vitup Healthcare.

•

The Exclusive Option Contract terminates upon the fulfillment of ShuBin Wang and Feng Gu’s obligations under the Loan Agreement. However, as noted above, pursuant to the terms of the Loan Agreement, upon the full repayment of the balance of the loan, ShuBin Wang and Feng Gu are required to transfer 100% of their shares of stock in Dalian Vitup Healthcare, amounting to 100% of the capital stock of Dalian Vitup Healthcare, to Dalian Vitup Management, or a party designated by Dalian Vitup Management, in accordance with the laws of the PRC.

Proxy Agreement

The Proxy Agreement, dated September 1, 2006, is by and among ShuBin Wang, Feng Gu and Dalian Vitup Management.  Pursuant to the terms of the Proxy Agreement:

•

ShuBin Wang and Feng Gu granted Dalian Vitup Management full power and authority regarding any matters that require shareholder action as a result of ShuBin Wang and Feng Gu’s ownership interest in Dalian Vitup Healthcare; ShuBin Wang, the President and Chairman of the Board of Directors of Dalian Vitup Management, has the authority to act on behalf of, and make decisions for, Dalian Vitup Management.

•

The Proxy Agreement terminates upon the repayment of the loan by ShuBin Wang and Feng Gu pursuant to the terms of the Loan Agreement discussed above.

Amended Consulting Agreement

On September 1, 2006, Dalian Vitup Management entered into a Consulting Agreement with Dalian Vitup Healthcare.  The Consulting Agreement was subsequently amended to further clarify Dalian Vitup Management’s right to receive substantially all of the economic interest of Dalian Vitup Healthcare.  The Amended Consulting Agreement, dated July 7, 2008, is by and among Dalian Vitup Management, and Dalian Vitup Healthcare.  Pursuant to the terms of the Amended Consulting Agreement:

•

Dalian Vitup Management will provide exclusive consulting services for Dalian Vitup Healthcare regarding: 1) services relating to health management; 2) services relating to the associate products in health management; 3) staff training; and 4) all other services required by Dalian Vitup Healthcare.

•

Dalian Vitup Healthcare pays Dalian Vitup Management a quarterly consulting fee of RMB 250,000 (approximately US$34,456).

•

Dalian Vitup Healthcare pays Dalian Vitup Management 90% of the net profit generated by Dalian Vitup Healthcare.

•

Dalian Vitup Healthcare pays Dalian Vitup Management technical services fees computed on an hourly basis for services rendered by Dalian Vitup Management, the pricing of which are determined by mutual agreement of the parties.

•

Subject to certain early termination provisions, the Amended Consulting Agreement is for an indefinite term and shall remain in full force and effect for the entire time period that Dalian Vitup Management remains in business.  Notwithstanding the foregoing: i) Dalian Vitup Healthcare may terminate the Amended Consulting Agreement if Dalian Vitup Management commits a gross fault, fraudulent or other illegal act, or becomes bankrupt; and ii) Dalian Vitup Management may terminate the Amended Consulting Agreement upon 30 days prior notice to Dalian Vitup Healthcare at any time.

Dalian Vitup Clinic’s Property Rights and Interests Shift Contract (the “Shift Contract”)

The Shift Contract dated April 1, 2006, is by and among ShuBin Wang and Dalian Vitup Healthcare.  Pursuant to the terms of the Shift Contract:

•

The parties agree and acknowledge that Dalian Vitup Healthcare is the beneficiary of all of titles of the property, rights and interests of Dalian Zhongshan Vitup Clinic.

•

The parties agree and acknowledge that the Dalian Vitup Clinic shall be managed and controlled by Dalian Vitup Healthcare.

•

The parties agree and acknowledge that Dalian Vitup Clinic is not an independent entity and that its revenue and income shall be consolidated with the financial statements of Dalian Vitup Healthcare.

•

The Shift Contract is for an indefinite term and may only be revised or terminated upon the mutual consent of both parties to the Contract.

The Shift contract ensures that Dalian Vitup Healthcare is the beneficiary of all of the property, rights, and interests of the Dalian Vitup Clinic, of which Shubin Wang is the sole owner.  The other control agreements, discussed above, provide Dalian Vitup Management with control over Dalian Vitup Healthcare.

The foregoing description of the Control Agreements is qualified in its entirety by reference to the Loan Agreement, Share Pledge Contract, Exclusive Option Contract, and Proxy Agreement which were filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to the Company’s Form 10 filed with the Securities and Exchange Commission on May 1, 2008, and are herein incorporated by reference, and the Amended Consulting Agreement, and Shift Contract, which were filed as Exhibits  10.14 and 10.6, respectively, to the Company’s Amendment No. 1 on Form 10/A filed with the Securities and Exchange Commission on July 23, 2008 and are herein incorporated by reference.

Lease Agreement

On January 12, 2004, the Registrant’s operating affiliate, Dalian Vitup Healthcare entered into a House Lease Agreement with Shubin Wang for the lease of a portion of the premises housing its medical clinic. Pursuant to the terms of the House Lease Agreement, Dalian Vitup Healthcare leased a portion of the property located at No. 108-1, 108-2, Nanshan Road, Zhongshan District, Dalian for a period of 15 years at an initial annual rental rate of RMB 100,000 (approximately US$13,835.30). Pursuant to the terms of the House Lease Agreement, the lease is for a term of 15 years, the lease is not cancelable, and the annual rental rate will be adjusted every two years through consultation between the parties.  Additionally, under the House Lease Agreement, Dalian Vitup Healthcare is responsible for the payment of all taxes, expenses and other relevant charges arising out their occupation of the leased premises.  A copy of the House Lease Agreement was filed as Exhibit 10.8 to the Company’s Form 10 filed with the Securities and Exchange Commission on May 1, 2008, and is herein incorporated by reference.   On March 12, 2006, the parties agreed to adjust the annual rental rate in the House Lease Agreement to RMB 348,000 (approximately US$49,983.40), effective April 2006.  A copy of the Supplemental House Lease Agreement with the information relating to the adjustment of the annual rental rate was filed as Exhibit 10.15 to the report on Form 10-K filed with the SEC on April 15, 2009, and is herein incorporated by reference.

On August 15, 2006, Dalian Vitup Management entered into a House Lease Agreement with Shubin Wang for the lease of office space.  Pursuant to the terms of the House Lease Agreement, Dalian Vitup

Management leased a portion of the property located at No No. 108-1, 108-2, Nanshan Road, Zhongshan District, Dalian for a period of 20 years at an annual rental rate of RMB 5,800 (approximately US $833).  Pursuant to the terms of the House Lease Agreement, the lease is not cancelable, and the annual rental rate will be adjusted every two years through consultation between the parties.  Additionally, under the House Lease Agreement, Dalian Vitup Management is responsible for the payment of all taxes, expenses and other relevant charges arising out their occupation of the leased premises.  The foregoing description of the House Lease Agreement is qualified in its entirety by reference to the House Lease Agreement which is filed as Exhibit 10.16 to the report on Form 10-K filed with the SEC on April 15, 2009, and is herein incorporated by reference.

Temporary Advance From Directors For Operating Expenses

As of December 31, 2007, the Company had temporary advances for operating expenses in the aggregate of $387,069 from directors, Mr. ShuBin Wang and Ms. Feng Gu.  The amount is unsecured and interest-free with no fixed terms of repayment.

Loan Agreement

Pursuant to the terms of a Loan Agreement on August 6, 2007, (the “August 6 Loan Agreement”) ShuBin Wang, one of our directors agreed to make a loan in the amount of $406,892 to Dalian Vitup Healthcare Management Co., Ltd. to be used for operating cash flow.  The loan is a non-interest bearing loan; as of December 31, 2008, the loan had been paid of and there was an outstanding balance of $0. The foregoing description of the August 6 Loan Agreement is qualified in its entirety by reference to the Loan Agreement which was attached as Exhibit 10.13 to the Company’s Form 10/A filed with the Securities and Exchange Commission on July 23, 2008, and is herein incorporated by reference.

Initial Working Capital Loan – Dalian Vitup Healthcare

On March 4, 2004, Mr. Shubin Wang, our Chairman and majority shareholder made an interest-free loan of $970,756 (equivalent to RMB 8,000,000) to Dalian Vitup Healthcare as initial working capital (the “Initial Loan”) for Dalian Vitup Healthcare.

ITEM 8.  LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated. No director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

The Registrant's common stock is approved for quotation on the pink sheets under the symbol CVPH.  However, there is no existing trading market for the shares. The Registrant currently has 15,000,000 shares of common stock issued and outstanding.

The following table sets forth the high and low bid prices of our common stock (USD) for the last two fiscal years and subsequent interim periods, as reported by the National Quotation Bureau and represents inter dealer quotations, without retail mark-up, mark-down or commission and may not be reflective of actual transactions:

	(U.S. $)

2007	HIGH	LOW
Quarter Ended March 31	$2.00	$0.05
Quarter Ended June 30	$2.25	$.00001
Quarter Ended September 30	$2.25	$0.23
Quarter Ended December 31	$2.25	$0.20

2008	HIGH	LOW
Quarter Ended March 31	$2.05	$0.20
Quarter Ended June 30	$1.75	$0.35
Quarter Ended September 30	$1.25	$0.10
Quarter Ended December 31	$1.35	$0.50

2009	HIGH	LOW
Quarter Ended March 31	NA	NA
Quarter Ended June 30	NA	NA

Holders

The Registrant currently has 15,000,000 shares of common stock issued and outstanding.  As of August  31, 2009, the Registrant’s stock was owned by 41 holders of record.  In general, pursuant to Rule 144 adopted under the 1933 Act, a shareholder who owns restricted shares of a company which files periodic reports with the Securities and Exchange Commission and who has a holding period of at least six months, is entitled to sell such shares in accordance with the provisions of Rule 144.  In the event the shareholder is a non-affiliate of the issuer, he or she may make unlimited public resales of shares under Rule 144 provided that the current public information requirement is satisfied.  A non-affiliate who has a holding period of more than one year, may make unlimited resales of shares without compliance with any other requirement of Rule 144.  Persons who are affiliates of the issuer must comply with all requirements of Rule 144 in conjunction with resales of their shares including the current public information requirement, the volume limitations, the manner of sale requirements and the filing of a Form 144.  As noted above, we currently have 15,000,000 shares of common stock issued and outstanding.  Of the 15,000,000 shares, 14,742,856 or approximately 98% of our issued and outstanding shares constitute restricted securities as defined in Rule 144 under the Securities Act of 1933.  The share certificates representing such shares include a Rule 144 restrictive legend.  However, the Company believes all such shares are currently eligible for resale pursuant to and in accordance with the provisions of Rule 144.  The possibility of such resales under Rule 144, and additional resales of such shares in the future, could have a depressive effect on the market price of the common stock of the Company.

Dividends

The Company has not declared or paid any cash dividends on its common stock during the fiscal years ended December 31, 2007 or 2006.  There are no restrictions on the common stock that limit the ability of us to pay dividends if declared by the Board of Directors and the loan agreements and general security agreements covering the Company’s assets do not limit its ability to pay dividends.  The holders of common stock are entitled to receive dividends when and if declared by the Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to the stockholders. Generally, the Company is not able to pay dividends if after payment of the dividends, it would be unable to pay its liabilities as they become due or if the value of the Company’s assets, after payment of the liabilities, is less than the aggregate of the Company’s liabilities and stated capital of all classes.

Equity Compensation Plan

We do not have an equity compensation plan.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

The following table lists the securities which the Company has sold within the past three years in transactions which were not registered under the Securities Act of 1933, as amended:

Name and Address	Date	Shares	Consideration
ShuBin Wang No. 108 South Road, Zhongshan District, Dalian, P.R. China	November 15, 2006	4,685,137	(1)
Feng Gu No. 108 South Road, Zhongshan District, Dalian, P.R. China	November 15, 2006	3,392,865	(1)
Meng Ying Wang No. 108 South Road, Zhongshan District, Dalian, P.R. China	November 15, 2006	1,880,000	(1)
Shu Chun Wang No. 108 South Road, Zhongshan District, Dalian, P.R. China	November 15, 2006	600,000	(1)
Yan Hai Zhou No. 108 South Road, Zhongshan District, Dalian, P.R. China	November 15, 2006	600,000	(1)
Xiao Li No. 108 South Road, Zhongshan District, Dalian, P.R. China	November 15, 2006	600,000	(1)
Jia Quiang Zheng No. 302-3 No. 116 Building, Hua Le Street, Zhongshan District, Dalian, P.R. China 116001	November 15, 2006	450,000	(1)

Yi Lin Gu No. 108 South Road, Zhongshan District, Dalian, P.R. China	November 15, 2006	450,000	(1)
Mid-Continental Securities Corp. P.O. Box 110310 Naples, FL 34108-0106	November 15, 2006	182,200	(1)
Yang Zi Wang No. 108 South Road, Zhongshan District, Dalian, P.R. China	November 15, 2006	150,000	(1)
Shuo Wang No. 28 Yangshu Street, Shahekou District, Dalian, P.R. China	November 15, 2006	150,000	(1)
Xiao Mei Wang No. 108 South Road, Zhongshan District, Dalian, P.R. China	November 15, 2006	150,000	(1)
Yao Lin No. 1715 CTS Plaza 2 Beisanhuan East Rd. Chao Yang Beijing, China PRC 100028	November 15, 2006	100,000	(1)
Anna Herbst 87-10 Clover Place Holliswood, NY 11423	November 15, 2006	50,000	(1)
Jun Qing Wang RM 2006, 14/B Jian Wai Soho Chao Yang District Beijing, China 100022	November 15, 2006	20,000	(1)
ShuBin Wang No. 108 South Road, Zhongshan District, Dalian, P.R. China	March 27, 2007	32,654	(2)

(1)

The shares were exchanged pursuant to an Agreement for Share Exchange between the Registrant and China Vitup BVI whereby the shareholders of China Vitup BVI exchanged their shares in China Vitup BVI for shares in the Registrant. For each of the above share issues we relied on Section 4(2) of the Securities Act because the transaction did not involve a public offering and was therefore exempt from the registration requirements of the Securities Act.  No underwriters were used, nor were any brokerage commissions paid in connection with the above share issues.

(2)

These shares were issued in exchange for services rendered, which services were valued at $48,981.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 500,000,000 shares of $0.0001 par value common stock, of which 15,000,000 shares are issued and outstanding. As of the date hereof, there are no outstanding options, warrants or other securities.

Voting Rights

Each outstanding share of the common stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of the Registrant.

Cash Dividends

As of the date hereof, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, and other applicable conditions. We do not intend to pay any cash dividends in the foreseeable future but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Preemptive Rights

The holders of the common stock have no preemptive or other preferential rights to purchase additional shares of any class of the Registrant's capital stock in subsequent stock offerings.

Liquidation Rights

In the event of the liquidation or dissolution of the Registrant, the holders of the common stock are entitled to receive, on a pro rata basis, all assets of the Registrant remaining after the satisfaction of all liabilities.

Conversion and Redemption Rights

The shares of the Registrant’s common stock have no conversion rights and are not subject to redemption. All of the issued and outstanding shares of the Registrant’s common stock are, and the unissued shares in this offering, when sold and paid for, will be duly authorized, fully paid, non-assessable and validly issued.

Stock Transfer Agent

The Registrant’s transfer agent is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 340, Denver, Colorado 80209.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation and Bylaws include provisions requiring the Company to provide indemnification for officers, directors, and other persons.  The following describes the terms of the indemnification:

(a) To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.75 1), as the same now exists or may hereafter be amended or supplemented, the Corporation shall indemnify its directors and officers, including payment of expenses as they are incurred and in advance of the final disposition of any action, suit, or proceeding. Employees, agents, and other persons may be similarly indemnified by the Corporation, including advancement of expenses, in such case or cases and to the extent set forth in a resolution or resolutions adopted by the Board of Directors. No amendment of this Section shall have any effect on indemnification or advancement of expenses relating to any event arising prior to the date of such amendment.

(b) The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

(c) To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.752), as the same now exists or may hereafter be amended or supplemented, the Corporation may purchase and maintain insurance and make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against such person and liability and expense incurred by such person in its capacity as a director, officer, employee, or agent, or arising out of such person's status as such, whether or not the Corporation has the authority to indemnify such person against such liability and expenses.

ITEM 13.  FINANACIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements required to be included in this registration statement appear at the end of the registration statement beginning on page F-1.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT

We have had no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-K.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a)

The following financial statements are filed at a part of this registration statement:

Unaudited condensed consolidated financial statements for China Vitup Health Care Holdings, Inc. for the period ended March 31, 2009.

Audited consolidated financial statements for China Vitup Health Care Holdings, Inc. for the fiscal years ended December 31, 2008 and 2007

(b)

The following exhibits are furnished with this registration statement

3.1	Articles of Incorporation of China Vitup Health Care Holdings, Inc, incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on May 1, 2008.

3.2	Bylaws of China Vitup Health Care Holdings, Inc, incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on May 1, 2008.

10.1

Loan Agreement dated September 1, 2006, by and among Dalian Vitup Management a corporation formed under the laws of the PRC, ShuBin Wang, and Feng Gu, incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on May 1, 2008.

10.2

Share Pledge Contract dated September 1, 2006 by and among Dalian Vitup Management, a corporation formed under the laws of the PRC, ShuBin Wang, Feng Gu, and Dalian Vitup Healthcare, a corporation formed under the laws of the PRC, incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on May 1, 2008.

10.3

Exclusive Option Contract dated September 1, 2006, by and among Dalian Vitup Management, a corporation formed under the laws of the PRC, ShuBin Wang, Feng Gu, and Dalian Vitup Healthcare, a corporation formed under the laws of the PRC, incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on May 1, 2008.

10.4

Proxy Agreement dated September 1, 2006, by and among ShuBin Wang, Feng Gu and Dalian Vitup Management, a corporation formed under the laws of the PRC, incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on May 1, 2008.

10.5

Consulting Agreement dated September 1, 2006, by and among Dalian Vitup Management, a corporation formed under the laws of the PRC and Dalian Vitup Healthcare, a corporation formed under the laws of the PRC, incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on May 1, 2008.

10.6	Shift Contract by and among Dalian Vitup Healthcare and Shubin Wang, incorporated by reference from exhibit to Form filed the Securities and Exchange Commission on July 23, 2008.
10.7	Form Cooperation Agreement, incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on May 1, 2008.
10.8

House Lease Agreement dated July 12, 2004 by and between ShuBin Wang and Dalian Vitup Healthcare, incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on May 1, 2008.

10.9

Senior Management Staff Employment Contract dated September 1, 2006, by and among Dalian Vitup Management and Shubin Wang, incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on May 1, 2008.

10.10

Senior Management Staff Employment Contract dated September 1, 2006, by and among Dalian Vitup Management and Feng Gu, incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on May 1, 2008.

10.11

Senior Management Staff Employment Contract dated September 1, 2006, by and among Dalian Vitup Management and Zheng Yan, incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on May 1, 2008.

10.12

Senior Management Staff Employment Contract dated January 1, 2007, by and among Dalian Vitup Management and Huang Jukun, incorporated by reference from exhibit to Form 10 filed with the Securities and Exchange Commission on May 1, 2008.

10.13

Loan Agreement, dated August 6, 2007 by and among ShuBin Wang and Dalian Vitup Healthcare, incorporated by reference from exhibit to Form 10/A filed with the Securities and Exchange Commission on July 23, 2008.

10.14

Amended Consulting Agreement dated July 7, 2008, by and among Dalian Vitup Management, a corporation formed under the laws of the PRC and Dalian Vitup Healthcare, a corporation formed under the laws of the PRC, incorporated by reference from exhibit to Form 10/A filed with the Securities and Exchange Commission on July 23, 2008.

10.15

House Lease Agreement with Supplemental Rent Increase dated March 12, 2006 by and between ShuBin Wang and Dalian Vitup Healthcare, incorporated by reference form exhibit to Form 10-K filed with the Securities and Exchange Commission on April 15, 2009.

10.16

House Lease Agreement dated August 15, 2006, by and between ShuBin Wang and Dalian Vitup Management, incorporated by reference form exhibit to Form 10-K filed with the Securities and Exchange Commission on April 15, 2009.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

China Vitup Health Care Holdings, Inc.

By: /s/ Feng Gu, Chief Executive Officer

Date: October 12 , 2009

CHINA VITUP HEALTH CARE HOLDINGS, INC.

Condensed Consolidated Financial Statements

For The Three and Six Months Ended June 30, 2009

(Unaudited)

And

Consolidated Financial Statements

For The Years Ended December 31, 2008 and 2007

(With Report of Independent Registered Public Accounting Firm Thereon)

ZYCPA COMPANY LIMITED

Certified Public Accountants

2 inch high

CHINA VITUP HEALTH CARE HOLDINGS, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CHINA VITUP HEALTH CARE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2009 AND DECEMBER 31, 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	June 30, 2009	December 31, 2008
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$507,385	$395,156
Accounts receivable, trade	178,149	99,188
Amount due from directors	-	519,358
Inventories	1,536	536
Prepayments, deposits and other receivables	727,470	364,547
Total current assets	1,414,540	1,378,785

Non-current assets:
Plant and equipment, net	1,233,011	1,255,136

TOTAL ASSETS	$2,647,551	$2,633,921

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$160,467	$207,135
Deferred revenue	12,327	20,558
Income tax payable	13,055	19,392
Amounts due to directors	132,897	-
Accrued liabilities and other payables	194,072	171,009
Total current liabilities	512,818	418,094

Non-current liabilities:
Note payable, related party	1,142,510	1,141,076

TOTAL LIABILITIES	1,655,328	1,559,170

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no share issued and outstanding	-	-
Common stock, $0.0001 par value, 500,000,000 shares authorized, 15,000,000 and 15,000,000 shares issued and outstanding as of June 30, 2009 and December 31, 2008, respectively	1,500	1,500
Additional paid-in capital	167,481	167,481
Accumulated other comprehensive income	130,163	128,900
Statutory reserve	202,636	202,636
Equity of VIE	(97,012)	(97,012)
Retained earnings	587,455	671,246

Total stockholders’ equity	992,223	1,074,751
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,647,551	$2,633,921

See accompanying notes to condensed consolidated financial statements

CHINA VITUP HEALTH CARE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

AND COMPREHENSIVE LOSS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

OPERATING REVENUES, NET	$524,240	$546,947	$753,725	$833,492

COST OF REVENUE (inclusive of depreciation)	219,116	240,951	442,116	469,266

GROSS PROFIT	305,124	305,996	311,609	364,226

Operating expenses:
Depreciation	29,825	49,117	85,134	94,680
Rental expense – related party	13,185	12,888	25,850	25,012
General and administrative	114,599	102,806	247,362	212,335
Total operating expenses	157,609	164,811	358,346	332,027

Income (loss) from operations	147,515	141,185	(46,737)	32,199

Other income:
Interest income	251	435	417	875
Total other income	251	435	417	875

Income (loss) before income taxes	147,766	141,620	(46,320)	33,074

Income tax expense	(32,193)	(15,386)	(37,471)	(22,289)

NET INCOME (LOSS)	$115,573	$126,234	$(83,791)	$10,785

Other comprehensive income:
- Foreign currency translation gain	188	25,426	1,263	76,430

COMPREHENSIVE INCOME (LOSS)	$115,761	$151,660	$(82,528)	$87,215

Income (loss) per share – basic and diluted	$0.01	$0.01	$(0.01)	$0.00

Weighted average shares outstanding during the period – basic and diluted	15,000,000	15,000,000	15,000,000	15,000,000

See accompanying notes to condensed consolidated financial statements.

CHINA VITUP HEALTH CARE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Six months ended June 30,
	2009	2008
Cash flows from operating activities:
Net (loss) income	$(83,791)	$10,785
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	217,437	223,812
Loss on disposal of plant and equipment	7,348	-
Changes in operating assets and liabilities:
Accounts receivable, trade	(78,843)	24,910
Inventories	(1,000)	3,050
Prepayments, deposits and other receivables	18,199	171,472
Accounts payable	(46,963)	100,954
Deferred revenue	(8,261)	3,459
Income tax payable	(6,366)	(24,323)
Accrued liabilities and other payables	22,833	25,195

Net cash provided by operating activities	40,593	539,314

Cash flows from investing activities:
Prepayments to vendors for medical equipment	(550,215)	(526,819)
Purchase of plant and equipment	(31,419)	(123,729)

Net cash used in investing activities	(581,634)	(650,548)

Cash flows from financing activities:
Advances from (to) directors	653,157	(363,706)

Net cash provided by (used in) financing activities	653,157	(363,706)

Effect of exchange rate charge on cash and cash equivalents	113	38,112

NET CHANGE IN CASH AND CASH EQUIVALENTS	112,229	(436,828)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	395,156	651,598

CASH AND CASH EQUIVALENTS, END OF PERIOD	$507,385	$214,770

SUPPLEMENTAL DISLCOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$43,808	$39,207
Cash paid for interest	$-	$-

See accompanying notes to condensed consolidated financial statements.

CHINA VITUP HEALTH CARE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Preferred stock		Common stock		Additional paid-in capital	Accumulated other comprehensive income	Statutory reserve	Equity of VIE	Retained earnings	Total stockholder’s equity
	No. of share	Amount	No. of share	Amount
As of January 1, 2009	-	$-	15,000,000	$1,500	$167,481	$128,900	$202,636	$(97,012)	$671,246	$1,074,751

Foreign currency translation adjustment	-	-	-	-	-	1,263	-	-	-	1,263

Net loss for the period	-	-	-	-	-	-	-	-	(83,791)	(83,791)
As of June 30, 2009	-	$-	15,000,000	$1,500	$167,481	$130,163	$202,636	$(97,012)	$587,455	$992,223

See accompanying notes to condensed consolidated financial statements.

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

NOTE－1

BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States (“GAAP”), and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the consolidated balance sheet as of December 31, 2008 which has been derived from audited financial statements and these unaudited condensed consolidated financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the period ended June 30, 2009 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2009 or for any future period.

These unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the Management’s Discussion and the audited financial statements and notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2008.

NOTE－2

ORGANIZATION AND BUSINESS BACKGROUND

China Vitup Health Care Holdings, Inc. (“CVPH” or the “Company”) was incorporated under the laws of Canada on February 24, 2003. The Company was originally organized as Second Bavarian Mining Consulting Services, Inc. On August 10, 2004, the Company changed its domicile to the State of Wyoming, United States of America and changed its name to Tubac Holdings, Inc. On October 2, 2006, the Company further changed its domicile to the State of Nevada and changed its current name to China Vitup Health Care Holdings, Inc.

CVPH, through its subsidiaries and variable interest entities (“VIEs”), is engaged in the provision of health management service and Chinese medical service in the People’s Republic of China (the “PRC”).

CVPH and its subsidiaries and VIEs are hereinafter collectively referred to as (the “Company”).

NOTE－3

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●

Basis of presentation

These accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

●

Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the periods reported. Actual results may differ from these estimates.

●

Principles of consolidation

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

The accompanying condensed consolidated financial statements include the accounts of CVPH, its wholly-owned subsidiaries, China Vitup BVI, and Dalian Vitup Management and its variable interest entities, Dalian Vitup Healthcare and Dalian Vitup Clinic. All significant inter-company balances and transactions have been eliminated in consolidation.

The Company has adopted FASB Interpretation No. 46R “Consolidation of Variable Interest Entities” (“FIN 46R”), an Interpretation of Accounting Research Bulletin No. 51. FIN 46R requires a Variable Interest Entity (VIE) to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which the Company, through contractual arrangements, bears the risks of, and enjoys the rewards normally associated with ownership of the entities, and therefore the company is the primary beneficiary of these entities. Acquisitions of subsidiaries or variable interest entities are accounted for using the purchase method of accounting. The results of subsidiaries or variable interest entities acquired during the period are included in the consolidated income statements from the effective date of acquisition.

●

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●

Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. For the three and six months ended June 30, 2009 and 2008, the Company did not record an allowance for doubtful accounts, nor have there been any write-offs since inception.

●

Inventories

Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out (“FIFO”) method for all inventories. Inventories mainly consist of the Chinese herb medicine purchased from third parties.

●

Plant and equipment, net

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Leasehold improvements	5 years	0%
Medical equipments	5 years	5%
Motor vehicles	10 years	5%
Furniture, fixtures and equipments	5 years	5%

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

Depreciation expense for the three months ended June 30, 2009 and 2008 was $84,749 and $114,708, which included $54,924 and $65,591 in cost of revenue, respectively.

Depreciation expense for the six months ended June 30, 2009 and 2008 was $217,437and $223,812, which included $132,303 and $129,132 in cost of revenue, respectively.

●

Impairment of long-lived assets

In accordance with the Statement of Financial Accounting Standard ("SFAS") No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews its long-lived assets, including plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment as of June 30, 2009.

●

Revenue recognition

The Company recognizes its revenues, as the related services are rendered to the customer and are net of allowances and discounts, its related business taxes and value added taxes. In accordance with the SEC’s Staff Accounting Bulletin No. 104, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

Healthcare consultation and medical consultation services are generally offered to the various groups of customers, including individual, corporations, government agencies and members. Members are enlisted in the healthcare and medical consultation service for a certain period of time by paying a non-refundable fee to the Company in advance under several membership packages. The Company immediately records these advanced payments received from the members as deferred revenue and recognizes such revenue during the contractual service period when services are performed and rendered to the members.

Revenues from healthcare consultation and medical consultation services are recognized in the period that services are rendered, net of business tax. Revenue received in advance for future service is recorded as deferred revenue. Revenues from the sales of Chinese herbal medicine are recognized upon delivery of the related products. The Comp0any records revenue, net of business tax, which is levied at 5% on the invoiced value of services. The business tax charged for the six months ended June 30, 2009 and 2008 was $47,672 and $49,479 respectively.

For membership package sales that are considered multiple element transactions, the entire fee from the arrangement is bundled with an annual health check-up and free access to the Company’s health club for a prescribed time of period. The Company recognizes revenue in accordance with the provisions of the Emerging Issues Task Force (“EITF”) 00-21, Revenue Agreements with Multiple Deliverables (“EITF 00-21”). As a multiple element arrangement, total fees are allocated to each element based on vendor-specific objective evidence of fair value for each element or using the residual method, when applicable. Vendor specific fair value (“VSOE”) is established based on the sales price charged when the same element is sold separately. Vendor specific fair value of the undelivered elements exists but VSOE of fair value does not exist for one or more delivered elements,

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue, assuming collection is probable. Revenue from an annual health check-up is recognized when services are rendered. Revenue allocated to free access to the Company’s health club is recognized ratably over the contractual term, typically one year.

Under all circumstances, the Company records revenues net of any estimated contractual allowances for potential adjustments resulting from a failure to meet performance or staffing related criteria. If necessary, the Company revises its estimates for such adjustments in future periods when the actual amount of the adjustment is determined. For the six months ended June 30, 2009 and 2008, the Company has determined no reserve for these potential adjustments.

●

Cost of revenues

Cost of revenue primarily includes purchase of raw materials, sub-contracting charges, depreciation on medical equipments and direct overhead.

●

Deferred revenue

Deferred revenue consists primarily of payments received in advance from customers.

●

Income tax

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations and comprehensive income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

The Company also adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures. In accordance with FIN 48, the Company adopted the policy of recognizing interest and penalties, if any, related to unrecognized tax positions as income tax expense. For the six months ended June 30, 2009 and 2008, the Company did not have any interest and penalties associated with tax positions. As of June 30, 2009, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts its major businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local and foreign tax authorities.

●

Comprehensive income

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying condensed consolidated statement of changes in stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●

Net loss per share

The Company calculates net loss per share in accordance with SFAS No.128, “Earnings per Share”. Basic net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding. Diluted net loss per share is computed similar to basic net loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive. The Company did not have any potentially dilutive common share equivalents as of June 30, 2009.

●

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is the United States dollar ("US$") and the accompanying condensed consolidated financial statements have been expressed in US$. The Company's major subsidiaries in the PRC maintained their books and records in its local currency, Renminbi Yuan ("RMB"), which is functional currency as being the primary currency of the economic environment in which these entities operate.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$, in accordance with SFAS No. 52, “Foreign Currency Translation”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

Translation of amounts from RMB into US$1 has been made at the following exchange rates for the respective period:

	June 30, 2009	June 30, 2008
Period-end rates RMB:US$1 exchange rate	6.8448	6.8718
Average rates RMB:US$1 exchange rate	6.8432	7.0726

●

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

●

Segment reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company operates in two reportable operating segments: Health Management Service and Chinese Medical Service.

●

Fair value measurement

Effective January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements” (“FAS 157”), for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. Effective January 1, 2009, the Company adopted SFAS 157 for all non-financial instruments accounted for at fair value on a non-recurring basis. SFAS 157 establishes a new framework for measuring fair value and expands related disclosures. Effective April 1, 2009, the Company adopted FASB FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly. Adoption of the FSP had an insignificant effect on the Company’s financial statements.

FAS 157 establishes a new framework for measuring fair value and expands related disclosures. Broadly, FAS 157 framework requires fair value to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. FAS 157 establishes a three-level valuation hierarchy based upon observable and non-observable inputs. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

For financial assets and liabilities, fair value is the price the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

●

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In April 2009, the Financial Accounting Standards Board (“FASB”) issued FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments.” This FSP amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” and Accounting Principles Board (“APB”) Opinion No. 28, “Interim Financial Reporting.” (“FAS 107”) This FSP requires publicly-traded entities to disclose in the body or in the accompanying notes of its summarized financial information for interim reporting periods and in its financial statements for annual reporting periods, the fair value of all financial instruments for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position, as required by FAS 107. This FSP

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

is effective for interim and annual reporting periods ending after June 15, 2009. The Company adopted FSP FAS 107-1 and APB 28-1 for the period ending June 30, 2009.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“FAS 165”), which establishes general standards of accounting for, and requires disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The Company adopted the provisions of FAS 165 for the quarter ended June 30, 2009. The adoption of FAS 165 did not have a material effect on the consolidated financial statements.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140” (“FAS 166”). FAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity’s continuing involvement in and exposure to the risks related to transferred financial assets. FAS 166 is effective for fiscal years beginning after November 15, 2009. The Company will adopt FAS 166 in fiscal 2010 and is evaluating the impact it will have on the consolidated results of the Company.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“FAS 167”). The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. FAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. The Company will adopt FAS 167 in fiscal 2010 and is evaluating the impact it will have on the consolidated results of the Company.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification ™ and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162” (“FAS 168”). FAS 168 replaces SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” and establishes the “FASB Accounting Standard Codification ™ ” (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles in the United States. All guidance contained in the Codification carries an equal level of authority. On the effective date of FAS 168, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. FAS 168 will be effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has evaluated this new statement, and has determined that it will not have a significant impact on the determination or reporting of the financial results.

NOTE－4

PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

Prepayments, deposits and other receivables consisted of the followings:

	June 30, 2009	December 31, 2008
	(Unaudited)	(Audited)

Prepayments to equipment vendors	$611,440	$275,638
Deposits	72,930	50,188

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

Advances to employees	33,119	33,073
Other receivables	9,981	5,648
	$727,470	$364,547

Prepayments to equipment vendors are expected to take the delivery of medical equipment within the next 12 months.

NOTE－5

AMOUNTS DUE TO DIRECTORS

As of June 30, 2009, the balance of $132,897 represented temporary advances from Mr. Shubin Wang and Ms. Feng Gu, the directors of the Company, which is unsecured and interest-free with no fixed terms of repayment. An amount of imputed interest is considered insignificant.

NOTE－6

ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the followings:

	June 30, 2009	December 31, 2008
	(Unaudited)	(Audited)

Accrued expenses	$177,861	$76,741
Salaries payable	-	69,997
Other tax payables	16,211	24,271
	$194,072	$171,009

NOTE－7

INCOME TAXES

For the six months ended June 30, 2009 and 2008, the local (“the United States”) and foreign components of (loss) income before income taxes were comprised of the following:

	Six months ended June 30,
	2009	2008
Tax jurisdictions:
- Local	$-	$-
- Foreign	(46,320)	33,074
(Loss) income before income taxes	$(46,320)	$33,074

The provision for income taxes consisted of the following:

	Six months ended June 30,
	2009	2008
Current:
- Local	$-	$-
- Foreign	37,471	22,289

Deferred:
- Local	-	-

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

- Foreign	-	-
Provision for income taxes	$37,471	$22,289

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries and VIEs that operate in various countries: U.S., British Virgin Island and the PRC that are subject to tax in the jurisdictions in which they operate, as follows:

United States of America

CVPH is registered in the State of Nevada and is subject to United States tax law. For the six months ended June 30, 2009 and 2008, CVPH has generated an operating loss.

British Virgin Island

Under the current BVI law, China Vitup BVI is not subject to tax on income.

The PRC

All the Company’s PRC subsidiaries are subject to the Corporate Income Tax (“CIT”) governed by the Income Tax Law of the PRC at a unified income tax rate of 25%.

Under the CIT Law, Dalian Vitup Management is considered a foreign investment enterprise and is entitled to tax holidays from a full exemption of income tax for the first two profit making years with a 50% exemption of income tax for the next three years,subject to a transitional policy under the Corporate Income Tax Law to enjoy the unexpired tax holidays.

Dalian Vitup Clinic is subject to applicable tax rate ranged from 5% to 35% as a sole-proprietorship.

Dalian Vitup Management and Dalian Vitup Clinic are exempted from the PRC Corporate Income Tax due to cumulative operating loss for the six months ended June 30, 2009 and 2008.

The reconciliation of income tax rate to the effective income tax rate for the six months ended June 30, 2009 and 2008 is as follows:

	Six months ended June 30,
	2009	2008

(Loss) income before income taxes	$(46,320)	$32,859
Statutory income tax rate	25%	25%
Income tax impact at the statutory rate	(11,580)	8,215

Prior year adjustment	19,133	-
Net operating loss carryforwards	23,550	16,712
Effect from different tax bases	10,294	790
Non-taxable items	(3,926)	(3,428)
Income tax expense	$37,471	$22,289

The Company files tax returns in the various tax jurisdictions in which its subsidiaries operate in the PRC. The United States tax returns of its tax years 2006 to 2008 remain open to examination by IRS.

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

The PRC 2008 tax returns have been filed and finalized by the local tax office with an additional tax payment of $19,133 in May 2009.

The following table sets forth the significant components of the aggregate net deferred tax assets of the Company as of June 30, 2009 and December 31, 2008:

	June 30, 2009	December 31, 2008
	(Unaudited)	(Audited)
Deferred tax assets:
Net operating loss carryforwards	$152,858	$130,568
Less: valuation allowance	(152,858)	(130,568)
Deferred tax assets	$-	$-

As of June 30, 2009 and December 31, 2008, a valuation allowance of $152,858 and $130,568 was provided to the deferred tax assets due to the uncertainty surrounding their realization. For the six months ended June 30, 2009, the valuation allowance increased by $22,290, primarily relating to net operating loss carryforwards from the foreign tax regime.

NOTE－8

SEGMENT INFORMATION

The Company’s business units have been aggregated into two reportable segments: Health Management Service and Chinese Medical Service. The Company, through its subsidiaries and VIEs, operates these segments in the PRC. Other than cash and cash equivalents of approximately $1,114 maintained in Hong Kong as of June 30, 2009, all the identifiable assets of the Company are located in the PRC during the period presented.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 3). The Company had no inter-segment sales for the six months ended June 30, 2009 and 2008. The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies.

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the three and six months ended June 30, 2009 and 2008:

	Three months ended June 30, 2009
	Health management service	Chinese Medical service	Corporate	Total
Revenue, net
- Product sale	$-	$14,902	$-	$14,902
- Service revenue	488,963	20,375	-	509,338
Total operating revenue, net	488,963	35,277	-	524,240
Cost of revenue	(212,081)	(7,035)	-	(219,116)
Gross profit	276,882	28,242	-	305,124
Depreciation	26,012	82	3,731	29,825
Net income (loss)	196,056	(394)	(80,089)	115,573

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

Expenditure for long-lived assets	$1,353	$-	$-	$1,353

	Six months ended June 30, 2009
	Health management service	Chinese Medical service	Corporate	Total
Revenue, net
- Product sale	$-	$28,648	$-	$28,648
- Service revenue	697,405	27,672	-	725,077
Total operating revenue, net	697,405	56,320	-	753,725
Cost of revenue	(428,175)	(13,941)	-	(442,116)
Gross profit	269,230	42,379	-	311,609
Depreciation	77,549	137	7,448	85,134
Net income (loss)	79,718	(3,693)	(159,816)	(83,791)
Expenditure for long-lived assets	$29,688	$1,731	$-	$31,419

	Three months ended June 30, 2008
	Health management service	Chinese Medical service	Corporate	Total
Revenue, net
- Product sale	$-	$25,875	$-	$25,875
- Service revenue	514,053	7,019	-	521,072
	514,053	32,894	-	546,947
Cost of revenue	(224,824)	(16,127)	-	(240,951)
Gross profit	289,229	16,767	-	305,996
Depreciation	43,875	-	5,242	49,117
Net income (loss)	149,223	6,211	(29,200)	126,234
Expenditure for long-lived assets	$42,428	$-	$87	$42,515

	Six months ended June 30, 2008
	Health management service	Chinese medical service	Corporate	Total

Revenue, net
- Product sale	$-	$50,049	$-	$50,049
- Service revenue	774,883	8,560	-	783,443
	774,883	58,609	-	833,492
Cost of revenue	(434,082)	(35,184)	-	(469,266)
Gross profit	340,801	23,425	-	364,226
Depreciation	87,519	-	7,161	94,680
Net income (loss)	71,461	5,771	(66,447)	10,785
Expenditure for long-lived assets	$121,392	$-	$2,337	$123,729

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

All of the Company’s revenues were derived from customers located in the PRC.

NOTE－9

CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)

Major customers and vendors

For the three and six months ended June 30, 2009 and 2008, there are no customers and vendors who account for 10% or more of revenues and purchases, respectively.

(b)

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

(c)

Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(d)

Economic and political risks

Substantially all of the Company’s products are processed in the PRC. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in the PRC and not typically associated with companies in North America and Western Europe. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations in the PRC.

NOTE－10

COMMITMENTS AND CONTINGENCIES

(a)

Operating leases

The Company leases healthcare centers in Dalian City, the PRC under non-cancelable operating leases from a related party. Costs incurred for the healthcare center and office premise in Dalian City, the PRC under operating leases are recorded as rent expense of $25,850 and $25,012 for the six months ended June 30, 2009 and 2008.

As of June 30, 2009, future minimum rent payments due under a non-cancelable operating lease are as follows:

Years ending June 30:
2010	$51,689

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

2011	51,689
2012	51,689
2013	51,689
Thereafter	294,983
Total:	$501,739

(b)

Long-term purchase commitment

In December 2006, the Company entered into a contract with a medical equipment supplier whereby the Company was obliged to purchase a minimum of approximately $64,250 of biochemical reagent in a term of 4 years from 2008 through 2011. For the period ended June 30, 2009 and 2008, the Company incurred $4,993 and $3,791, respectively.

NOTE－11

COMPARATIVE FIGURES

Certain amounts in the prior periods presented have been reclassified to conform to the current period financial statement presentation.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

China Vitup Health Care Holdings, Inc.

We have audited the accompanying consolidated balance sheets of China Vitup Health Care Holdings, Inc. and its subsidiaries (“the Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive income, cash flows and stockholders’ equity for the years ended December 31, 2008 and 2007. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of operations and cash flows for the years ended December 31, 2008 and 2007 and in conformity with accounting principles generally accepted in the United States of America.

/s/ ZYCPA Company Limited

ZYCPA Company Limited

(Formerly Zhong Yi (Hong Kong) C.P.A. Company Limited)

Certified Public Accountants

Hong Kong, China

April 15, 2009

CHINA VITUP HEALTH CARE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$395,156	$651,598
Accounts receivable, trade	99,188	209,180
Amount due from directors	519,358	-
Inventories	536	4,113
Prepayments, deposits and other receivables	364,547	473,083
Total current assets	1,378,785	1,337,974

Non-current assets:
Plant and equipment, net	1,255,136	1,377,120
TOTAL ASSETS	$2,633,921	$2,715,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$207,135	$225,547
Deferred revenue	20,558	5,572
Amounts due to directors	-	387,069
Income tax payable	19,392	52,655
Accrued liabilities and other payables	171,009	95,747
Total current liabilities	418,094	766,590

Long-term liabilities:
Note payable, related party	1,141,076	1,075,440

Total liabilities	1,559,170	1,842,030

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no share issued and outstanding	-	-
Common stock, $0.0001 par value, 500,000,000 shares authorized, 15,000,000 and 15,000,000 shares issued and outstanding as of December 31, 2008 and 2007	1,500	1,500
Additional paid-in capital	167,481	167,481
Accumulated other comprehensive income	128,900	47,831
Statutory reserve	202,636	179,820
Equity of VIE	(97,012)	(97,012)
Retained earnings	671,246	573,444
Total stockholders’ equity	1,074,751	873,064
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,633,921	$2,715,094

See accompanying notes to consolidated financial statements.

CHINA VITUP HEALTH CARE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Years ended December 31,
	2008	2007

Operating revenue, net	$2,033,156	$2,019,327

Cost of revenue (inclusive of depreciation)	1,150,507	902,776

Gross profit	882,649	1,116,551

Operating expenses:
Depreciation	198,937	168,294
Rental expense – related party	50,816	46,799
General and administrative	459,867	441,881

Total operating expenses	709,620	656,974

INCOME FROM OPERATIONS	173,029	656,974

Other income:
Interest income	559	1,946
Other income	-	12,176

Total other income	559	14,122

INCOME BEFORE INCOME TAXES	173,588	473,699

Income tax expense	(52,970)	(63,928)

NET INCOME	$120,618	$409,771

Other comprehensive income:
- Foreign currency translation gain	81,069	4,821

COMPREHENSIVE INCOME	$201,687	$414,592

Net income per share – Basic and diluted	$0.01	$0.03

Weighted average shares outstanding – Basic and diluted	15,000,000	14,992,306

See accompanying notes to consolidated financial statements.

CHINA VITUP HEALTH CARE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$120,618	$409,771
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	466,037	352,046
Loss (gain) on disposal of plant and equipment	5,039	(12,176)
Stock-based compensation to a director, non-cash	-	48,981
Changes in operating assets and liabilities:
Accounts receivable, trade	122,099	31,733
Inventories	3,791	4,663
Prepayments, deposits and other receivables	449,481	(464,652)
Accounts payable	(33,022)	257,819
Deferred revenue	14,386	(20,096)
Amounts due to directors	-	406,892
Income tax payable	(36,224)	14,466
Accrued liabilities and other payables	26,159	(81,257)

Net cash provided by operating activities	1,138,364	948,190

Cash flows from investing activities:
Prepayments to equipment vendors	(269,775)	-
Purchase of plant and equipment	(260,040)	(894,588)

Net cash used in investing activities	(529,815)	(894,588)

Cash flows from financing activities:
Advances to directors	(1,236,506)	-
Advances from directors	323,794	-

Net cash (used in) provided by financing activities	(912,712)	-

Effect of exchange rate charge on cash and cash equivalents	47,721	66,528
NET CHANGE IN CASH AND CASH EQUIVALENTS	(256,442)	120,130

BEGINNING OF YEAR	651,598	531,468

END OF YEAR	$395,156	$651,598

SUPPLEMENTAL DISLCOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$66,593	$60,432
Cash paid for interest expense	$-	$-

See accompanying notes to consolidated financial statements.

CHINA VITUP HEALTH CARE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Preferred stock		Common stock		Additional paid-in capital	Accumulated other comprehensive income	Statutory reserve	Equity of VIE	Retained earnings	Total stockholder’s equity
	No. of share	Amount	No. of share	Amount
As of January 1, 2007	-	$-	14,967,346	$1,497	$118,503	$43,010	$96,634	$(97,012)	$246,859	$409,491

Stock-based compensation to a director, non-cash	-	-	32,654	3	48,978	-	-	-	-	48,981

Foreign currency translation adjustment	-	-	-	-	-	4,821	-	-	-	4,821

Net income for the year	-	-	-	-	-	-	-	-	409,771	409,771

Appropriation to statutory reserve	-	-	-	-	-	-	83,186	-	(83,186)	-

As of December 31, 2007	-	$-	15,000,000	$1,500	$167,481	$47,831	$179,820	$(97,012)	$573,444	$873,064

Foreign currency translation adjustment	-	-	-	-	-	81,069	-	-	-	81,069

Net income for the year	-	-	-	-	-	-	-	-	120,618	120,618

Appropriation to statutory reserve	-	-	-	-	-	-	22,816	-	(22,816)	-
As of December 31, 2008	-	$-	15,000,000	$1,500	$167,481	$128,900	$202,636	$(97,012)	$671,246	$1,074,751

See accompanying notes to consolidated financial statements.

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.

ORGANIZATION AND BUSINESS BACKGROUND

China Vitup Health Care Holdings, Inc. (“CVPH” or the “Company”) was incorporated under the laws of Canada on February 24, 2003. The Company was originally organized as Second Bavarian Mining Consulting Services, Inc. On August 10, 2004, the Company changed its domicile to the State of Wyoming, United States of America and changed its name to Tubac Holdings, Inc. On October 2, 2006, the Company further changed its domicile to the State of Nevada and changed its current name to China Vitup Health Care Holdings, Inc.

CVPH, through its subsidiaries and variable interest entities (“VIEs”), is engaged in the provision of health management service and Chinese medical service in the People’s Republic of China (the “PRC”).

Recapitalization and reorganization

On November 15, 2006, CVPH completed a stock exchange transaction (the “Exchange”) with the shareholders of China Vitup Healthcare Holdings, Inc. (“China Vitup BVI”), whereby 13,460,202 shares of CVPH’s common stock was issued to the shareholders of China Vitup BVI in exchange for 100% of the common stock of China Vitup BVI. The Exchange resulted in the previous controlling shareholders of China Vitup BVI becoming the controlling shareholders of CVPH.

The Exchange has been accounted for as a reverse acquisition and recapitalization of the CVPH whereby China Vitup BVI is deemed to be the accounting acquirer (legal acquiree) and CVPH to be the accounting acquiree (legal acquirer). CVPH is deemed to be a continuation of the business of China Vitup BVI. Accordingly, its assets and liabilities are included in the balance sheet at their historical book values and the results of operations of China Vitup BVI have been presented for the comparative prior period.

On September 1, 2006, the Company through Dalian Vitup Management Holdings Co., Ltd (“Dalian Vitup Management”) entered a series of contractual arrangements (the “Contractual Arrangements”) with Dalian Vitup Healthcare Management Co., Ltd. (“Dalian Vitup Healthcare”) and its shareholders in which Dalian Vitup Management effectively took over management of the business activities of Dalian Vitup Healthcare. The Contractual Arrangements are comprised of a series of agreements, including:

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

●

On September 1, 2006 ShuBinWang and Feng Gu entered into the Loan Agreement (“Loan Agreement”) with Dalian Vitup Management for the purpose of implementing the Registrant’s VIE structure.  Pursuant to the terms of the Loan Agreement:

•

Dalian Vitup Management loaned ShuBin Wang and Feng Gu RMB 8,000,000 (approximately US $970,756).

•

The loan is a non-interest bearing loan that is payable at will by ShuBin Wang and Feng Gu; the term payable at will means the loan does not have a maturity date; The loan is currently outstanding.

•

The term of the Loan Agreement is from the disbursement date of the loan to the date of full repayment of the loan.  Because the loan is payable at will by ShuBin Wang and Feng Gu, the Loan Agreement does not have a specific termination date.

•

Notwithstanding the foregoing, Dalian Vitup Management may demand full payment on the loan if any of the following events occur: i) ShuBin Wang or Feng Gu are fired or dismissed from Dalian Vitup Management or any of Dalian Vitup Management’s affiliates; ii) either ShuBin Wang or Feng Gu die or become incapacitated; iii) either ShuBin Wang or Feng Gu engage in or are involved in criminal conduct; iv) any third party files a claim against ShuBin Wang or Feng Gu in excess of RMB 100,000 (approximately US $13,215); or v) Dalian Vitup Management chooses to exercise its right to purchase the shares of Dalian Vitup Healthcare pursuant to its rights under the Exclusive Option Contract, which is more fully described below.  Aside from the foregoing, there are no events that would provide Dalian Vitup Management with the authority to demand immediate full repayment of the loan.

•

The loan is secured by ShuBin Wang and Feng Gu’s shares of stock in Dalian Vitup Healthcare through the Share Pledge Contract discussed below.

•

ShuBin Wang and Feng Gu may not, without the prior written consent of Dalian Vitup Management, sell, transfer, mortgage, pledge, dispose of by any other means or place any other secured rights on its shares and interests in Dalian Vitup Health Care.

•

Upon the full repayment of the balance of the loan, ShuBin Wang and Feng Gu are required to transfer 100% of their shares of stock in Dalian Vitup Healthcare, amounting to 100% of the capital stock of Dalian Vitup Healthcare, to Dalian Vitup Management, or a party designated by Dalian Vitup Management, in accordance with the laws of the PRC.

●

Share Pledge Agreement, through which the shareholders of Dalian Vitup Healthcare pledged their rights, title and equity interest in Dalian Vitup Healthcare as security for the loan provided by Dalian Vitup Management as stipulated in the Loan Agreement.

●

Exclusive Option Agreement, through which Dalian Vitup Healthcare’s shareholders granted Dalian Vitup Management the exclusive right and option to acquire all of their equity interests in Dalian Vitup Healthcare.

●

Proxy, signed by Dalian Vitup Healthcare’s 100% shareholders Mr. Shubin Wang and Ms. Feng Gu, which authorize the individuals appointed by Dalian Vitup Management to exercise all of their respective voting rights as a shareholder at Dalian Vitup Healthcare’s shareholder meetings.

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

●	Consulting Agreement, through which Dalian Vitup Management will provide exclusive technical consulting and services to Dalian Vitup Healthcare for an annual fee of RMB 1,000,000.

●

Property, Rights and Interests Shift Agreement, through which the sole-proprietor of Dalian Vitup Clinic, Mr. Shubin Wang, transferred all of the property, rights, and interests of Dalian Vitup Clinic to Dalian Vitup Healthcare for an indefinite period.

Description of subsidiaries and variable interest entities

Name	Place of incorporation and kind of legal entity	Principal activities and place of operation	Particulars of issued/ registered share capital	Effective interest held

China Vitup Healthcare Holdings, Inc. (“China Vitup BVI”)	British Virgin Island, a limited liability company	Investment holding	10,000 issued shares of US$1 each	100%

Dalian Vitup Management Holdings Co., Ltd (“Dalian Vitup Management”)	The PRC, a limited liability company	Provision of consulting service in the PRC	RMB 1,000,000	100%

Dalian Vitup Healthcare Management Co., Ltd. (“Dalian Vitup Healthcare”)*	The PRC, a limited liability company	Provision of health management service in the PRC	RMB 8,000,000	100%

Dalian Zhongshan Vitup Clinic (“Dalian Vitup Clinic”)*	The PRC, sole proprietorship	Provision of Chinese medical consultation services in the PRC	RMB 100,000	100%

*

represents variable interest entity

CVPH and its subsidiaries and VIEs are hereinafter collectively referred to as (the “Company”).

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

●

Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

●

Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

●

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company, China Vitup BVI, including its wholly-owned subsidiary, Dalian Vitup Management and its VIEs, Dalian Vitup Healthcare and Dalian Vitup Clinic. All significant inter-company balances and transactions have been eliminated in consolidation.

In accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities”, a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIEs or is entitled to receive a majority of the VIE’s residual returns. Through a series of Contractual Arrangements in note 1, Dalian Vitup Management effectively took over management of daily business activities of Dalian Vitup Healthcare and Dalian Vitup Clinic. Accordingly, the Company determined Dalian Vitup Healthcare and Dalian Vitup Clinic are variable interest entities subject to consolidation under FIN 46R and Dalian Vitup Management is the primary beneficiary. As a result of the Contractual Arrangements effective from September 1, 2006, the operating results of the VIEs were included in the consolidated statement of operations of the Company thereon. The operating results of the VIEs for the period from their inceptions to August 31, 2006, before the effective date of becoming VIEs are recorded as “Equity from VIE” in the consolidated balance sheets.

●

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●

Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. For the years ended December 31, 2008 and 2007, the Company did not record an allowance for doubtful accounts, nor have there been any write-offs.

●

Inventories

Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out (“FIFO”) method for all inventories. Inventories mainly consist of the Chinese herb medicine purchased from third parties.

●

Plant and equipment, net

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Leasehold improvements	5 years	0%
Medical equipments	5 years	5%
Motor vehicles	10 years	5%
Furniture, fixtures and equipments	5 years	5%

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●

Impairment of long-lived assets

In accordance with the Statement of Financial Accounting Standard ("SFAS") No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews its long-lived assets, including plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be fully recoverable. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. There has been no impairment as of December 31, 2008 and 2007.

●

Revenue recognition

The Company recognizes its revenues, as the related services are rendered to the customer and are net of allowances and discounts, its related business taxes and value added taxes. In accordance with the SEC’s Staff Accounting Bulletin No. 104, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, transfer of title has occurred or services have been rendered, the selling price is fixed or determinable and collectibility is reasonably assured.

Healthcare consultation and medical consultation services are generally offered to the various groups of customers, including individual, corporations, government agencies and members. Members are enlisted in the healthcare and medical consultation service for a certain period of time by paying a non-refundable fee to the Company in advance under several membership packages. The Company immediately records these advanced payments received from the members as deferred revenue and recognizes such revenue during the contractual service period when services are performed and rendered to the members.

Revenues from healthcare consultation and medical consultation services are recognized in the period that services are rendered, net of business tax. Revenue received in advance for future service is recorded as deferred revenue. Revenues from the sales of Chinese herbal medicine are recognized upon delivery of the related products. The Company records revenue, net of business tax, which is levied at 5% on the invoiced value of services. The business tax charged for the years ended December 31, 2008 and 2007 was $121,182 and $101,139 respectively.

For membership package sales that are considered multiple element transactions, the entire fee from the arrangement is bundled with an annual health check-up and free access to the Company’s health club for a prescribed time of period. The Company recognizes revenue in accordance with the provisions of the Emerging Issues Task Force (“EITF”) 00-21, Revenue Agreements with Multiple Deliverables (“EITF 00-

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

21”). As a multiple element arrangement, total fees are allocated to each element based on vendor-specific objective evidence of fair value for each element or using the residual method, when applicable. Vendor specific fair value (“VSOE”) is established based on the sales price charged when the same element is sold separately. Vendor specific fair value of the undelivered elements exists but VSOE of fair value does not exist for one or more delivered elements, revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue, assuming collection is probable. Revenue from an annual health check-up is recognized when services are rendered. Revenue allocated to free access to the Company’s health club is recognized ratably over the contractual term, typically one year.

Under all circumstances, the Company records revenues net of any estimated contractual allowances for potential adjustments resulting from a failure to meet performance or staffing related criteria. If necessary, the Company revises its estimates for such adjustments in future periods when the actual amount of the adjustment is determined. For the years ended December 31, 2008 and 2007, the Company has determined no reserve for these potential adjustments.

●

Cost of revenues

Cost of revenue primarily includes purchase of raw materials, sub-contracting charges, depreciation on medical equipments and direct overhead.

●

Deferred revenue

Deferred revenue consists primarily of payments received in advance from customers.

●

Income tax

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations and comprehensive income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

Starting from January 1, 2007, the Company also adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods, and income tax disclosures. In accordance with FIN 48, the Company adopted the policy of recognizing interest and penalties, if any, related to unrecognized tax positions as income tax expense. For the years ended December 31, 2008 and 2007, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2008 and 2007, the Company did not have any significant unrecognized uncertain tax positions.

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company conducts its major businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local and foreign tax authorities.

●

Advertising costs

The Company expenses advertising costs are accounted for in accordance with SOP 93-7, “Reporting for Advertising Costs”. Advertising costs for the years ended December 31, 2008 and 2007 was $11,426 and $61,713, respectively.

●

Research and development

Research and development costs are expensed when incurred in the development of new products or processes including significant improvements and refinements of existing products. No such costs were incurred for the years ended December 31, 2008 and 2007.

●

Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statement of changes in stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●

Net income per share

The Company calculates net income per share in accordance with SFAS No.128, “Earnings per Share”. Basic net income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the year. Diluted net income per share is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive. The Company did not have any potentially dilutive common share equivalents as of December 31, 2008 and 2007.

●

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is the United States dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. The Company's major subsidiaries in the PRC maintained their books and records in its local currency, Renminbi Yuan ("RMB"), which is functional currency as being the primary currency of the economic environment in which these entities operate.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$, in accordance with SFAS No. 52, “Foreign Currency

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Translation”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective year:

	2008	2007
Years end RMB:US$1 exchange rate	6.8542	7.3141
Yearly average RMB:US$1 exchange rate	6.9623	7.5633

●

Stock-based compensation

The Company adopts SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123R") using the fair value method. Under SFAS No. 123(R), stock-based compensation cost is measured at the grant date based on the fair value of the award or using the Black-Scholes pricing model and is recognized as expense over the appropriate service period.

●

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●

Segment reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the years ended December 31, 2008 and 2007, the Company operates in two reportable operating segments: Health Management Service and Chinese Medical Service.

●

Fair value of financial instruments

The Company values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily include cash and cash equivalents, accounts receivable, amount due from directors, prepayments, deposits and other receivables, accounts payable, deferred revenue, amounts due to directors, income tax payable, accrued liabilities and other payables and note payable.

As of the balance sheet date, the estimated fair values of financial instruments were not materially different from their carrying values as presented due to short maturities of these instruments.

●

Recently accounting pronouncements

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measures required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB deferred SFAS No. 157's effective date for all non-financial assets and liabilities, except those items recognized or disclosed at fair value on an annual or more frequently recurring basis, until years beginning after November 15, 2008. The Company does not have financial assets and liabilities that are accounted for using fair value measures in 2008.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The Company has not elected fair value measurement for any of its assets and liabilities in 2008.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations" ("SFAS No. 141R"). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations the Company engages in will be recorded and disclosed following existing GAAP until January 1, 2009. The Company expects SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time. The Company is still assessing the impact of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements--An Amendment of ARB No. 51, or SFAS No. 160" ("SFAS No. 160"). SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company believes that SFAS 160 should not have a material impact on the consolidated financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"). SFAS No. 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements in conformity with generally accepted accounting principles (GAAP) in the United States. This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The Company does not expect the adoption of SFAS No. 162 to have a material effect on the financial condition or results of operations of the Company.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts--an interpretation of FASB Statement No. 60” ("SFAS No. 163"). SFAS No. 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS No. 163 on its financial statements but does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

Also in May 2008, the FASB issued FSP APB 14-1, "Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1"). FSP APB 14-1 applies to convertible debt securities that, upon conversion, may be settled by the issuer fully or partially in cash. FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years after December 15, 2008, and must be applied on a retrospective basis. Early adoption is not permitted. The Company does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

In June 2008, the FASB issued FASB Staff Position ("FSP") EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the earnings allocation in computing earnings per share under the two-class method as described in SFAS No. 128, Earnings per Share. Under the guidance of FSP EITF 03-6-1, unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings-per-share pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and all prior-period earnings per share data presented shall be adjusted retrospectively. Early application is not permitted. The Company does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

Also in June 2008, the FASB ratified EITF No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) is Indexed to an Entity's Own Stock" ("EITF 07-5"). EITF 07-5 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early application is not permitted. The Company is assessing the potential impact of this EITF 07-5 on the financial condition and results of operations and does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In September 2008, the FASB issued FSP 133-1 and FIN 45-4, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161” (“FSP FAS 133-1” and “FIN 45-4”). SP 133-1 and FIN 45-4 amends disclosure requirements for sellers of credit derivatives and financial guarantees. It also clarifies the disclosure requirements of SFAS No. 161 and is effective for quarterly periods beginning after November 15, 2008, and fiscal years that include those periods. The adoption of FSP FAS 133-1 and FIN 45-4 does not have a material impact on the Company’s current financial position, results of operations or cash flows.

In October 2008, the FASB issued Staff Position (“FSP”) No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active” (“FSP FAS 157-3.”) FSP FAS 157-3 clarifies the application of SFAS No. 157 in an inactive market. It illustrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The adoption of FSP FAS 157-3 does not have a material impact on the Company’s current financial position, results of operations or cash flows.

3.

PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

Prepayments, deposits and other receivables consisted of the followings:

	As of December 31,
	2008	2007

Prepayment to equipment vendors	$275,638	$167,145
Deposits	50,188	140,842
Advances to employees	33,073	133,224
Other receivables	5,648	31,872
	$364,547	$473,083

Prepayment to equipment vendors is expected to take the delivery of medical equipment within the next 12 months.

4.

PLANT AND EQUIPMENT, NET

Plant and equipment, net, consisted of the following:

	As of December 31,
	2008	2007

Leasehold improvements	$419,895	$419,895
Medical equipments	1,380,544	1,272,822
Motor vehicles	273,686	273,686
Furniture, fixtures and equipment	422,425	280,596
Foreign translation difference	247,810	90,972

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	2,744,360	2,337,971
Less: accumulated depreciation	(1,367,718)	(911,001)
Less: foreign translation difference	(121,506)	(49,850)
Net book value	$1,255,136	$1,377,120

Depreciation expense for the years ended December 31, 2008 and 2007 was $466,037 and $352,046, which included $267,100 and $183,752 in cost of revenue, respectively. All the plant and equipment were attributed from the VIEs and Dalian Vitup Management and measured at historical basis.

5.

ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following:

	As of December 31,
	2008	2007

Accrued expenses	$76,741	$83,866
Salaries payable	69,997	-
Welfare payable	-	4,270
Other tax payables	24,271	7,611
	$171,009	$95,747

6.

INCOME TAXES

For the years ended December 31, 2008 and 2007, the local (“United States of America”) and foreign components of income before income taxes were comprised of the following:

	Years ended December 31,
	2008	2007
Tax jurisdiction from:
Local	$-	$(48,981)
Foreign	173,588	522,680
Income before income taxes	$173,588	$473,699

The provision for income taxes consisted of the following:

	Years ended December 31,
	2008	2007
Current:
- Local	$-	$-
- Foreign	52,970	63,928

Deferred:

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

- Local	-	-
- Foreign	-	-
Provision for income taxes	$52,970	$63,928

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries and VIEs that operate in various countries: British Virgin Island and the PRC that are subject to tax in the jurisdictions in which they operate, as follows:

United States of America

CVPH is registered in the State of Nevada and is subject to the tax law of United States of America. No provision for income taxes have been made as CVPH has generated no taxable income for reporting years.

British Virgin Island

Under the current BVI law, China Vitup BVI is not subject to tax on income.

The PRC

The Company generated all of its net income from subsidiaries and variable interest entities operating in the PRC for the years reported. These subsidiaries and variable interest entities are subject to the Corporate Income Tax governed by the Income Tax Law of the PRC, at a statutory income rate of 33%.

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises with effect from January 1, 2008.

Under the New CIT Law, Dalian Vitup Management is entitled to the tax rate reduction from 33% to 25% that may impact the carrying value of deferred tax assets as a result of new tax rate. However, Dalian Vitup Management is considered a foreign investment enterprise and is subject to tax holidays from a full exemption of income tax for the first two profit making years with a 50% exemption of income tax (that is 30%) for the next three years. Its ultimate applicable effective tax rate in 2008 and beyond will depend on many factors, including but not limited to whether certain of its legal entity will be subject to a transitional policy under the Corporate Income Tax Law, whether Dalian Vitup Management can continue to enjoy the unexpired tax holidays.

Dalian Vitup Healthcare is a domestic company and is subject to the statutory tax rate of 25% and 33% in 2008 and 2007, respectively. For the years ended December 31, 2008 and 2007, Dalian Vitup Healthcare was granted a tax exemption under the tax law of the “Law of the Administration of Tax Collection”, “Income Tax Law for Enterprises with Foreign Investment and Foreign Enterprises” and “Implementation of the Provisional Regulation of the PRC on Corporate Income Tax” whereas CIT is calculated at a statutory rate of 25% based on 10% of net revenue generated from the provision of health management services. Dalian Vitup Healthcare generated its net revenue from its operation and has recorded income tax expense of $52,970 and $63,928 for the years ended December 31, 2008 and 2007.

Dalian Vitup Clinic is subject to applicable tax rate of 10% as a sole-proprietorship.

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Dalian Vitup Management and Dalian Vitup Clinic are exempted from the PRC Corporate Income Tax due to cumulative operating loss for the years ended December 31, 2008 and 2007.

The reconciliation of income tax rate to the effective income tax rate for the years ended December 30, 2008 and 2007 is as follows:

	Years ended December 31,
	2008	2007

Income before income taxes from PRC operation	$174,429	$522,341
Statutory income tax rate	25%	33%
Income tax expense at statutory rate	43,607	172,372

Effect from tax holiday	(18,045)	(128,738)
Net operating losses carryforward	32,072	44,278
Non-taxable items	(4,664)	(23,984)

Income tax expense	$52,970	$63,928

The following table sets forth the significant components of the aggregate net deferred tax assets of the Company as of December 31, 2008 and 2007:

	As of December 31,
	2008	2007
Deferred tax assets:
Net operating losses carryforward	$130,568	$117,870
Less: valuation allowance	(130,568)	(117,870)
Deferred tax assets	$-	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $130,568 and $117,870 as of December 31, 2008 and 2007, respectively. During 2008, the valuation allowance increased by $12,698, primarily relating to net operating loss carryforwards from the foreign tax regime.

The Company files tax returns in the various tax jurisdictions in which its subsidiaries operate in the PRC. The United States tax returns of its tax years 2006 to 2008 remain open to examination by IRS. The PRC 2008 tax returns have been filed.

7.

STOCK-BASED COMPENSATION

On March 27, 2007, the Company issued 32,654 shares of restricted common stock to Mr. Shubin Wang as director’s remuneration. The fair value of this restricted stock issuance is determined using the fair value of the Company’s common stock on the grant date using Pink Quote, an electronic quotation system that displays quotes from broker dealers for many over-the-counter (OTC) securities, at a price of $1.50

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

per share. The Company recognized the stock-based compensation cost of $48,981 in general and administrative expenses in the consolidated statements of operations for the year ended December 31, 2007.

8.

NET INCOME PER SHARE

Basic net income per share is computed using the weighted average number of the ordinary shares outstanding during the year. Diluted net income per share is computed using the weighted average number of ordinary shares and ordinary share equivalents outstanding during the year. The following table sets forth the computation of basic and diluted net income per share for the years ended December 31, 2008 and 2007:

	Years ended December 31,
	2008	2007
Basic and diluted net income per share calculation
Numerator:
Net income in computing basic net loss per share	$120,618	$409,771

Denominator:
Weighted average ordinary shares outstanding	15,000,000	14,992,306

Basic and diluted net loss per share	$0.01	$0.03

9.

RELATED PARTY TRANSACTION

(a)

Related party transaction

For the years ended December 31, 2008 and 2007, the Company paid rent charge of $50,816 and $46,799, respectively to Mr. Shubin Wang, a major shareholder of the Company at the current market value in a normal course of business, for the following properties:

(i)

the healthcare facility center with a term of 15 years commencing from 2004 through 2019.

(ii)

the office premise with a term of 20 years commencing from 2006 through 2026.

(b)

Amounts due from (to) directors

As of December 31, 2008, the Company had a temporary advance in aggregate of $519,358, to Mr. Shubin Wang and Ms. Feng Gu, directors of the Company. The amount is unsecured, interest-free and receivable in the next twelve months. Subsequently, the directors repaid the full amount to the Company in March 2009.

As of December 31, 2007, the Company had a temporary advance in aggregate of $387,069 from Mr. Shubin Wang and Ms. Feng Gu, directors of the Company.   The amount was unsecured, interest-free and was repaid during the year ended December 31, 2008.

(c)

Note payable, related party

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

On September 1, 2006, Dalian Vitup Management, Mr. Shubin Wang and Ms. Feng Gu entered into a Loan Agreement (the “Agreement”). Under the Agreement, Dalian Vitup Management lent an aggregate amount of $970,756 (equivalent to RMB 8,000,000) to Mr. Shubin Wang and Ms. Feng Gu for the incorporation and business setup of Dalian Vitup Healthcare. The note was non-interest bearing and secured by Mr. Shubin Wang and Ms. Feng Gu’s equity shares in Dalian Vitup Healthcare. Both Mr. Shubin Wang and Ms. Feng Gu have undertaken not to demand repayment in next twelve months. Unless the following situations would occur, the note would become payable at Mr. Shubin Wang and Ms. Feng Gu’s will:

(i)

Mr. Shubin Wang or Ms. Feng Gu are fired or dismissed from Dalian Vitup Management or any of Dalian Vitup Management’s affiliates;

(ii)

Either Mr. Shubin Wang or Ms. Feng Gu become deceased or incapacitated;

(iii)

Either Mr. Shubin Wang or Ms. Feng Gu engage in or are involved in criminal conduct;

(iv)

Any third party files a claim against Mr. Shubin Wang or Ms. Feng Gu in excess of $13,215 (RMB 100,000); or

(v)

Dalian Vitup Management has an option to exercise its right to purchase the shares of Dalian Vitup Healthcare with a written notice pursuant to its rights under the contractual arrangements.

The fund source for Dalian Vitup Management to lend to Mr. Shubin Wang and Ms. Feng Gu was initially loaned by Mr. Shubin Wang, one of the former shareholders of China Vitup (BVI). As of December 31, 2008 and 2007, the Company had a note payable of $1,141,076 and $1,075,440, respectively to Mr. Shubin Wang, the major shareholder of the Company.

10.

SEGMENT INFORMATION

The Company’s business units have been aggregated into two reportable segments: Health Management Service and Chinese Medical Service. The Company, through subsidiaries and VIEs, operates these segments in the PRC. Other than cash and cash equivalents of approximately $1,517 maintained in Hong Kong as of December 31, 2008, all the identifiable assets of the Company are located in the PRC during the year presented.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 2). The Company had no inter-segment sales for the years ended December 31, 2008 and 2007. The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies.

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the years ended December 31, 2008 and 2007:

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Year ended December 31, 2008
	Health management service	Chinese medical service	Corporate	Total
Revenue, net
- Product sale	$-	$82,522	$-	$82,522
- Service revenue	1,918,494	32,140	-	1,950,634
Total operating revenue, net	1,918,494	114,662	-	2,033,156
Cost of revenue	(1,101,141)	(49,366)	-	(1,150,507)
Gross profit	817,353	65,296	-	882,649
Depreciation	47,512	-	151,425	198,937
Net income (loss)	384,201	1,995	(265,578)	120,618
Expenditure for long-lived assets	$257,665	$-	$2,375	$260,040

	Year ended December 31, 2007
	Health management service	Chinese medical service	Corporate	Total
Revenue, net
- Product sale	$237,164	$53,345	$-	$290,509
- Service revenue	1,720,154	8,664	-	1,728,188
Total operating revenue, net	1,957,318	62,009	-	2,019,327
Cost of revenue	(867,095)	(35,681)	-	(902,776)
Gross profit	1,090,223	26,328	-	1,116,551
Depreciation	67,400	-	100,894	168,294
Net income (loss)	592,588	(7,200)	(175,617)	409,771
Expenditure for long-lived assets	$202,570	$-	$692,018	$894,588

11.

CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees of the Company’s PRC subsidiaries and VIEs are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a PRC government-mandated multi-employer defined contribution plan. The Company’s PRC subsidiaries and VIE are required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions made for such employee benefits were $49,305 and $19,682 for the years ended December 31, 2008 and 2007.

12.

STATUTORY RESERVES

Under the PRC Law, the Company’s subsidiary and VIE in the PRC are required to make appropriation to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

For the years ended December 31, 2008 and 2007, the Company made an appropriation of $22,816 and $83,186 to the statutory reserve, respectively.

13.

CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)

Major customers and vendors

For the year ended December 31, 2008 and 2007, 100% of the Company’s assets were located in the PRC and 100% of the Company’s revenues were derived from customers located in the PRC and there are no customers and vendors who account for 10% or more of revenues and purchases.

(b)

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

(c)

Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(d)

Economic and political risks

Substantially all of the Company’s services are rendered in the PRC. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in the PRC and not typically associated with companies in North America and Western Europe. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations in the PRC.

14.

COMMITMENTS AND CONTINGENCIES

(c)

Operating lease commitments

The Company leases healthcare center and office premises in Dalian City, the PRC under non-cancelable operating leases from a related party. Costs incurred under operating leases are recorded as rent expense of $50,816 and $46,799 for the years ended December 31, 2008 and 2007.

CHINA VITUP HEALTH CARE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

(Currency expressed in United States Dollars (“US$”), except for number of shares)

As of December 31, 2008, future minimum rent payments due under a non-cancelable operating lease are as follows:

Year ending December 31:
2009	$51,618
2010	51,618
2011	51,618
2012	51,618
Thereafter	316,195
Total:	$522,667

(d)

Long-term purchase commitment

In December 2006, the Company entered into a contract with a medical equipment supplier whereby the Company was obliged to purchase a minimum of approximately $12,850 of biochemical reagent in a term of 3 years from 2009 through 2011. For the years ended December 31, 2008 and 2007, the Company incurred $0 and $13,672, respectively.

15.

COMPARATIVE FIGURES

Certain amounts presented in the prior period have been reclassified to conform to the current period financial statement presentation.